UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PPL CORPORATION
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2017 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Eat
ppl

Delivering today for a brighter tomorrow.

ppl

WILLIAM H. SPENCE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Message to

our Shareowners

Dear Shareowner,

I am pleased to invite you to PPL Corporation’s Annual Meeting of Shareowners on Wednesday, May 17, at 9 a.m. at the Kentucky Center for the Performing Arts, Bomhard Theater, 501 West Main Street, Louisville, Kentucky.

As we come together for this year’s meeting, I am proud to say that the state of your company is strong.

Our seven high-performing utilities in the U.S. and U.K. remain among the top performers for customer satisfaction in the regions they serve. Our portfolio of companies is diverse geographically, demographically and from a regulatory standpoint. Our reputation with regulators is strong. We maintain an outstanding track record of execution. And our financial position is sound, with a strong balance sheet, investment-grade credit ratings and strong cash flow.

In addition, we have a low-risk, transparent plan to deliver competitive, sustainable earnings and dividend growth for shareowners and significant benefits for customers. As part of that plan, we expect to invest $16 billion in infrastructure and technology through 2021 — this after investing more than $15 billion since 2012. Our investments will focus on building a smarter, more secure energy grid, incorporating new technology and advancing a cleaner energy future.

Looking back, 2016 marked a very successful year for PPL, one in which per-share reported earnings increased 176 percent, reflecting the 2015 spinoff of our competitive generation business. We grew per-share earnings from ongoing operations 11 percent and delivered on more than $3 billion of planned capital improvements. We also responded decisively to negative market reaction after the U.K.’s “Brexit” vote to leave the European Union, taking steps to preserve shareowner value by minimizing future foreign currency risks. Our actions solidified PPL’s competitive earnings and dividend growth strategy.

Looking ahead, we are focused on long-term growth and value creation for our shareowners, and our priorities are simple: Deliver industry-leading customer service and reliability. Invest responsibly in a sustainable energy future. Execute flawlessly. Maintain a strong financial foundation. And engage and develop our people.

As we pursue this strategy, we are guided by a highly qualified, diverse and experienced Board of Directors, a talented management team, a dedicated workforce and a strong corporate governance program focused on the best interests of our shareowners. Together, I am proud of what we have been able to achieve, and I look forward to the opportunities ahead.

On behalf of our Board of Directors, I encourage you to vote your shares, and I thank you for your continued investment in PPL.

Sincerely,

William H. Spence

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	9:00 a.m., Eastern Time, on Wednesday, May 17, 2017.

Place	The Kentucky Center for the Performing Arts Bomhard Theater 501 West Main Street Louisville, KY 40202

Items of Business

•    To elect nine directors, as listed in this Proxy Statement, for a term of one year.

•    To conduct an advisory vote to approve the compensation of our named executive officers.

•    To conduct an advisory vote on the frequency of future executive compensation votes.

•    To approve the Amended and Restated 2012 Stock Incentive Plan.

•    To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2017.

•    To consider one shareowner proposal, if properly presented.

•    To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 28, 2017.

Proxy Voting	Your vote is important. Please vote your shares by voting on the Internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 85.

On Behalf of the Board of Directors,

Joanne H. Raphael Senior Vice President, General Counsel and Corporate Secretary

April 5, 2017

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 17, 2017:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

PPL CORPORATION 2017 Proxy Statement i

ii PPL CORPORATION 2017 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2016 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 5, 2017.

This proxy statement and the “Compensation Discussion and Analysis” below contain references to “earnings from ongoing operations,” “EBIT,” “EBITDA” and “ongoing net income” of PPL. These are measures of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. These, however, are not financial measures prescribed by generally accepted accounting principles, or GAAP. These non-GAAP financial measures adjust “net income” (which is a GAAP financial measure) for certain special items. For a reconciliation of earnings from ongoing operations to net income, as well as a description and itemization of the special items used to derive earnings from ongoing operations, please see Annex A to this proxy statement.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 4.
✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve compensation of our named executive officers... Page 23.

• Advisory vote to approve frequency of future executive compensation votes... Page 24.

• Approval of the Amended and Restated 2012 Stock Incentive Plan... Page 71.

• Ratification of Deloitte & Touche LLP as independent auditor for 2017... Page 79.
✓ Your Board recommends a vote FOR all four proposals.

Shareowner Proposal … Beginning on Page 82.
✗	Your Board recommends a vote AGAINST this proposal.

Performance Highlights for 2016

PPL Corporation demonstrated the strength of its diverse portfolio of regulated utilities in 2016. We exceeded the high end of our 2016 reported earnings forecast range and delivered at the high end of our earnings from ongoing operations forecast range. All of our U.S. and U.K. utilities delivered or exceeded expected results.

We excelled in customer service, delivering award-winning customer satisfaction and strong reliability for our customers. We continued to make major investments in infrastructure to build a smarter, stronger and more secure energy grid and to advance a cleaner energy future. We increased our dividend for the 14th time in 15 years. And we maintained a strong balance sheet, investment grade credit ratings and strong cash flow.

As a result of PPL’s 2016 performance, we believe we are well-positioned to deliver 5 to 6 percent annual earnings growth from 2017 to 2020 and targeted dividend growth of 4 percent per year through the end of the decade.

176%	11%	$3 billion	Highest	$1 billion
increase in reported (GAAP) earnings per share (reflecting the 2015 spinoff of our competitive generation business).	increase in earnings per share from ongoing operations.	in infrastructure investment to improve reliability.	in customer satisfaction among U.K. utilities and winners of J.D. Power awards at each of our U.S. utilities.	in dividends returned to shareowners.

PPL CORPORATION 2017 Proxy Statement 1

PROXY SUMMARY

Corporate Governance Highlights

◾	Board elected annually, with majority vote in uncontested elections	◾	Clear, effective process for shareowners to raise concerns to the Board	◾	Key committees fully independent, with agendas driven by chairs
◾	8 of 9 directors are fully independent	◾	No supermajority voting provisions	◾	Directors required to hold shares until they leave Board
◾	Lead independent director	◾	Proxy access implemented by Board in December 2015	◾	Officers and directors prohibited from pledging/hedging PPL shares
◾	Diverse Board	◾	Shareowner right to call a special meeting	◾	Clawback policy in place

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)
Rodney C. Adkins	58	2014	President, 3RAM Group, LLC	X	AC, FC
John W. Conway	71	2000	Retired Chief Executive Officer, Crown Holdings, Inc.	Independent Lead Director	CGNC, EC, FC
Steven G. Elliott	70	2011	Retired Senior Vice Chairman, Bank of New York Mellon Corporation	X	AC, EC, FC
Raja Rajamannar	55	2011	Chief Marketing & Communications Officer, and President, Healthcare, MasterCard International Incorporated	X	AC, CGNC
Craig A. Rogerson	60	2005	Chairman, President and Chief Executive Officer, Chemtura Corporation	X	AC, CGNC, EC
William H. Spence	60	2011	Chairman, President and Chief Executive Officer, PPL Corporation	Management Director	EC
Natica von Althann	66	2009	Former Senior Credit Risk Management Executive, Bank of America and former Chief Credit Officer, U.S. Trust	X	CGNC, EC, FC
Keith H. Williamson	64	2005	Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, FC
Armando Zagalo de Lima	58	2014	Retired Executive Vice President, Xerox Corporation	X	AC, FC

(1)	Board Committees: AC – Audit CGNC – Compensation, Governance and Nominating EC – Executive FC – Finance

2 PPL CORPORATION 2017 Proxy Statement

PROXY SUMMARY

Executive Compensation Program

CEO’s 2016 Targeted

Total Compensation Mix

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our Corporate Strategic Framework, which links executive compensation with the interests of our shareowners. Over 70% of our NEOs’ compensation, and 85% of our CEO’s compensation, is determined by short- and long-term company performance.

Pay for Performance

Our primary compensation metrics for 2016 were EPS, EBIT and relative TSR, which reflected internal and external measures of shareowner value creation and are more fully described on page 30. By using EPS and EBIT, our program balances executive officers’ primary accountability for strong EPS performance and the more general operational profitability across the company.

Performance in 2016 resulted in the following awards:

•	Annual cash incentive awards ranging from 138.6% to 161.7% of target.

•	Performance-Contingent Restricted Stock Unit awards for the 2014–2016 performance period being granted at a value of 144% of target.

•	Performance Unit awards for the 2014-2016 performance period paying out at 62% of target.

Key Compensation Elements

Base Salary

•	Reviewed annually

•	Set to reflect performance, experience, responsibility and competitive market levels

Annual Cash Incentive

•	Awards range from 0% to 200% of target

•	Based on financial performance

•	Combination of corporate and segment performance for business segment leaders

Changes for 2017

•	Replacing the use of EBIT with operational goals from our business segments

Long-term Equity Incentives

Performance-Contingent Restricted Stock Units

•	Payable in stock

•	Award grant value based on three-year EPS performance

•	Restricted for three years from grant

Performance Units

•	Payable in stock

•	Payout range from 0% to 200% of target

•	Based on three-year TSR performance relative to the Philadelphia Stock Exchange Utility Index (UTY)

Changes for 2017

•	Eliminating Performance-Contingent Restricted Stock Units

•	Adding Performance Units based on a forward-looking corporate return on equity, or ROE

•	Adding time-vested Restricted Stock Units

Other Elements

•	Limited perquisites

•	Retirement plans

•	Deferred compensation plans

Our Commitment to Corporate Governance

Strong corporate governance practices are in place and are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓   Conduct annual pay risk assessment

✓   Retain independent compensation consultant

✓   Require significant equity ownership; increased CEO’s required holdings from 5x to 6x base salary for 2017

✓   Adopted proxy access

✓   Adopted clawback policy

✗    No hedging or pledging of stock

✗     No dividend equivalents paid on unvested equity awards

✗     No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✗     No “single trigger” change-in-control severance agreements

✗     No new participants in the SERP plans

PPL CORPORATION 2017 Proxy Statement 3

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to re-elect the nine director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or ballot card.

The following pages contain biographical information about the nominees, as well as information concerning the particular experience, qualifications, attributes and/or skills that led the Compensation, Governance and Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a majority of our directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

The table below summarizes, in no particular order, the primary experiences, qualifications and skills that our nominees for director bring to the Board.

Global Business Perspective	✓	✓	✓	✓	✓	✓	✓	✓	✓
Customer Relationships and Marketing	✓		✓	✓		✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓		✓	✓	✓
Regulated Industry			✓	✓		✓	✓	✓
Technology and Cybersecurity	✓		✓	✓		✓			✓
Finance and Accounting			✓				✓	✓
Risk Management			✓			✓	✓
CEO		✓			✓	✓

4 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

RODNEY C. ADKINS Age: 58 Director since: 2014 Independent Director	Board Committees: • Audit • Finance	Other Public Directorships: • Avnet, Inc. • United Parcel Service, Inc. • W.W. Grainger, Inc. Former Public Directorships within the Last Five Years: • Pitney Bowes Inc. (2007-2013)

Mr. Adkins is President of 3RAM Group, LLC, an investment, consulting and property management firm. He retired in December 2014 as a Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company. Until April 2014, Mr. Adkins served as Senior Vice President of Corporate Strategy at IBM. Prior to assuming that role in 2013, he was Senior Vice President of the Systems and Technology Group at IBM, a position he held since 2009, and was previously Senior Vice President of development and manufacturing for the Systems and Technology Group at IBM, a position he held since 2007. In his more than 33-year career with IBM, Mr. Adkins held a number of product management and executive roles, serving as general manager of Desktop PC, UNIX Systems and Pervasive Computing businesses.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Adkins provides critical insight to our Board in emerging technologies and services, global business operations and supply chain management.

JOHN W. CONWAY Age: 71 Director since: 2000 Independent Director Lead Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance	Other Public Directorships: • Crown Holdings, Inc.

Mr. Conway retired from Crown Holdings, Inc. on December 31, 2015, having served as Chief Executive Officer since 2001 and as President from 2001 until March 2013. He continues to serve as a non-executive Chairman of the Board of Crown Holdings, a position he has held since 2001. Prior to 2001, he served as President and Chief Operating Officer. Crown is an international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past Chairman of the Can Manufacturers Institute.

Experience and Qualifications. With years of demonstrated managerial ability as a chief executive officer and chief operating officer of a large global manufacturing company, Mr. Conway brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

PPL CORPORATION 2017 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

STEVEN G. ELLIOTT Age: 70 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance	Other Public Directorships: • AllianceBernstein Corporation • Huntington Bancshares Incorporated

Mr. Elliott is the retired Senior Vice Chairman of The Bank of New York Mellon Corporation, an investment management and investment servicing company. He served in that position from 1998 until his retirement in December 2010. He joined Mellon in 1987 as Executive Vice President and head of the finance department. He was named Chief Financial Officer in 1990, Vice Chairman in 1992 and Senior Vice Chairman in 1998. Before joining Mellon, he held senior officer positions at: First Commerce Corporation, New Orleans; Crocker National Bank, San Francisco; Continental Illinois National Bank, Chicago; and First Interstate Bank of California, Los Angeles.

Experience and Qualifications. With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board a wealth of knowledge of organizational and operational management from a regulated industry, as well as risk management expertise, essential to a large public company.

RAJA RAJAMANNAR Age: 55 Director since: 2011 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating

Mr. Rajamannar is the Chief Marketing & Communications Officer, and President, Healthcare, of MasterCard International Incorporated, a technology company in the global payments industry. Prior to assuming this role in January 2016, he served as Chief Marketing Officer since September of 2013, when he joined MasterCard. Before joining MasterCard, he served as the Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc., one of the nation’s largest health benefits companies, from March 2012 until January 2013. Prior to joining WellPoint, he served as Senior Vice President & Chief Innovation and Marketing Officer for Humana Inc., a healthcare company that offers a wide range of insurance products and health and wellness services. He held that position from April 2009 until March 2012. Prior to joining Humana, Mr. Rajamannar had 24 years of global business management experience, including 15 years with Citigroup, the New York-based banking conglomerate. Prior to joining Citigroup in 1994, Mr. Rajamannar held marketing and sales positions at Unilever in India from 1988 to 1994 and was a senior product manager at Asian Paints Limited in India.

Experience and Qualifications. With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing experience and a keen understanding of technology issues, all of which is crucial to a large public company.

6 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG A. ROGERSON Age: 60 Director since: 2005 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating (Chair) • Executive	Other Public Directorships: • Chemtura Corporation

Mr. Rogerson is Chairman, President and Chief Executive Officer of Chemtura Corporation, a position he has held since December 2008. Chemtura is a global manufacturer and marketer of specialty chemicals, serving a broad spectrum of industrial markets. Mr. Rogerson served as President, Chief Executive Officer and director of Hercules Incorporated from December 2003 until its acquisition by Ashland, Incorporated in November 2008. Hercules was a global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, Mr. Rogerson rejoined Hercules and was named President of its BetzDearborn Division in August 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company. Mr. Rogerson serves on the boards of the American Chemistry Council and the Society of Chemical Industry, as well as the Pancreatic Cancer Action Network. He also serves on the Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University.

Experience and Qualifications. With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

WILLIAM H. SPENCE Age: 60 Director since: 2011 Management Director	Board Committees: • Executive (Chair)	Other Public Directorships: • The Williams Companies, Inc.

Mr. Spence is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment as Chairman in April 2012, Mr. Spence was named Chief Executive Officer and appointed to the Board of Directors of PPL Corporation in November 2011, was named President and Chief Operating Officer in July 2011, and served as Executive Vice President and Chief Operating Officer since June of 2006. Prior to joining PPL in June 2006, Mr. Spence had 19 years of service with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv, where he held a number of senior management positions.

Mr. Spence is currently serving on the board of the Electric Power Research Institute. He also serves as a member of the Executive Committee of the Edison Electric Institute (EEI) and as co-chairman of EEI’s CEO Policy Committee on Reliability and Business Continuity. He is a member of EEI’s Finance and Environment and Climate CEO Policy Committees. He is also a member of EEI’s Electricity Subsector Coordinating Council, which serves as the principal liaison between the federal government and the electric power sector to protect the grid from cyber and physical threats to critical infrastructure.

Experience and Qualifications. Having broad-ranging operating experience in the energy industry, Mr. Spence brings a full range of strategic and risk management expertise, a broad understanding of the issues facing a global business in the energy industry and an in-depth knowledge of the company’s business and culture to the Board and the Chairman position.

PPL CORPORATION 2017 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

NATICA VON ALTHANN Age: 66 Director since: 2009 Independent Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance (Chair)	Other Public Directorships: • FuelCell Energy, Inc.

Ms. von Althann was a founding partner of C&A Advisors, a consulting firm in the areas of financial services and risk management, from 2009 until 2013. She retired in June 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company. Prior to being appointed to the Bank of America position in 2007 after U.S. Trust was acquired by Bank of America, Ms. von Althann served as Chief Credit Officer of U.S. Trust since 2003. Prior to joining U.S. Trust in 2003, she served as managing director at IQ Venture Partners, an investment banking boutique. Previously, Ms. von Althann spent 26 years at Citigroup, including in a number of senior management roles. During her time at Citigroup, among other positions, she served as managing director and co-head of Citicorp’s U.S. Telecommunications-Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group. Ms. von Althann currently serves as a director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications. With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge of organizational and operational management from a regulated industry, as well as financial and risk management expertise, essential to a large public company.

KEITH H. WILLIAMSON Age: 64 Director since: 2005 Independent Director	Board Committees: • Audit • Finance

Mr. Williamson is Executive Vice President, Secretary and General Counsel of Centene Corporation. Prior to being promoted to this position in November 2012, he served as Senior Vice President, Secretary and General Counsel, a position he held since 2006. Centene Corporation is a provider of Medicaid-managed care and specialty healthcare services for under-insured and uninsured individuals. Mr. Williamson previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held since 1999. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions. He joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations, including oversight of the treasury function and rating agency activity.

Experience and Qualifications. With years of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, which is crucial to a large public company.

8 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

ARMANDO ZAGALO DE LIMA Age: 58 Director since: 2014 Independent Director	Board Committees: • Audit • Finance

Mr. Zagalo de Lima retired in December 2015 as an Executive Vice President of Xerox Corporation, a position he held since February 2010. Xerox is a multinational enterprise for business process and document management. From January 2012 to July 2014, Mr. Zagalo de Lima also served as President of Xerox Technology and was responsible for engineering, product development, manufacturing, distribution, managed print services, sales channels and technical services to effectively manage and grow business on a global basis. From 2010 to 2012, he served as President of Global Customer Operations, responsible for worldwide sales, service and customer administration activities for Xerox’s document technology, services and solutions. Prior to this role, Mr. Zagalo de Lima led Xerox Europe from 2001 to 2010, serving as Chief Operating Officer from 2001 to 2004, and then as President from 2004 to 2010, driving business activity in nearly 20 countries. He first joined Xerox in Portugal in 1983 and held sales, marketing and management positions across Europe.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services and global business operations.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 87.

Your Board of Directors recommends that you vote FOR Proposal 1

PPL CORPORATION 2017 Proxy Statement 9

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met seven times during 2016. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. The average attendance of directors at Board and committee meetings held during 2016 was 96%. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2016 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/Independence-Standards-July2009), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of his or her immediate family and the company and its subsidiaries. The Board determined that the following eight directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Adkins, Conway, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Ms. von Althann.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Mr. Conway serves as the presiding director in chairing these executive sessions and also serves as the independent “lead” director of the Board, as described more particularly in the following section.

Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are held by Mr. Spence. Mr. Conway serves as the independent lead director. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Mr. Conway is our longest serving director, and he has served with three different CEOs, as well as different management teams during his tenure, providing continuity and leadership to each CEO. In addition, PPL has been very active in strategic acquisitions and divestitures over the past decade. Having a lead director with Mr. Conway’s institutional knowledge and proven track record has been instrumental in smoothly executing these strategic transactions. These transactions have also changed the composition of the PPL Board, and there has been significant refreshment among our Board members. Maintaining an appropriate blend of seasoned and less tenured directors provides valuable perspectives when considering long-term strategy and decisions. Based on these facts and circumstances, the Board is confident that Mr. Conway continues to maintain his independence and brings a wealth of experience and unique perspective regarding changes to our company and within our industry.

Of our nine director nominees, only Mr. Spence is not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and the agendas are driven by the independent chairs through discussions with designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with either questions or suggestions for agenda items. The Board does not believe that the establishment of an independent chairman is necessary or recommended at the present time. The Board continues to have the right to separate those roles were it to determine that such a separation would be in the best interest of the company, its shareowners and other stakeholders.

The lead director serves in the following roles:

•	presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	periodically reviews or suggests meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters;

10 PPL CORPORATION 2017 Proxy Statement

GOVERNANCE OF THE COMPANY

•	has the authority to call meetings of the independent directors;

•	responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and

•	fulfills such other responsibilities as the Board may from time to time request.

Board and Committee Evaluations. Each year, the Board and each committee, other than the Executive Committee, evaluates Board and committee performance. We use a director questionnaire to facilitate the annual evaluation of topics such as Board dynamics, Board and committee effectiveness and engagement, assessment of director performance, access to management, agenda requests and the like, encouraging a broad range of commentary from each director. Our Chairman and Chair of the CGNC review the results and share them with the entire Board in executive session at the next Board meeting. Our Chairman also periodically meets individually with each Board member to seek additional input as to Board processes, strategy and other suggestions. While every Board member is encouraged to provide comments as to the structure and operation of Board committees, each committee conducts its own annual assessment as well.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or any member of the Board or with the independent directors as a group may write to such person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be brought immediately to the attention of the company’s Corporate Audit and Business Ethics group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which are applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards in the Corporate Governance section of our website (www.pplweb.com/Standards-of-Integrity).

PPL CORPORATION 2017 Proxy Statement 11

GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has four standing committees:

•	the Audit Committee;

•	the Compensation, Governance and Nominating Committee;

•	the Executive Committee; and

•	the Finance Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/board-committees).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2016.

Board Committee Membership

Director		Audit	Compensation, Governance and Nominating	Executive	Finance

Rodney C. Adkins(1)	I	X			X

John W. Conway	I/LD		X	X	X

Steven G. Elliott(2)	I	Chair		X	X

Raja Rajamannar	I	X	X

Craig A. Rogerson	I	X	Chair	X

William H. Spence	●			Chair

Natica von Althann	I		X	X	Chair

Keith H. Williamson	I	X			X

Armando Zagalo de Lima(3)	I	X			X
Number of Meetings in 2016		7	5	1	6

I Independent Director                LD Lead Director                ● Chairman of the Board

(1)	Joined the Finance Committee on January 1, 2016.

(2)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(3)	Joined the Audit Committee on January 1, 2016.

Audit Committee. The primary function of the Audit Committee is to assist the Board in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•	the identification, assessment and management of risk;

•	the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•	the independent registered public accounting firm’s, or “independent auditor’s,” qualifications, independence and selection; and

12 PPL CORPORATION 2017 Proxy Statement

GOVERNANCE OF THE COMPANY

•	the performance of the company’s independent auditor and internal audit function.

The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the rules of the SEC and the company’s independence standards described above under the heading “Independence of Directors.”

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are to:

•	review and evaluate at least annually the performance of the CEO and other executive officers of the company, including setting goals and objectives, and to set their compensation, including incentive awards;

•	review management’s succession planning;

•	review the fees and other compensation paid to outside directors for their services on the Board and its committees;

•	establish and administer programs for evaluating the performance of Board members and committees;

•	oversee corporate governance for the company; and

•	identify and recommend to the Board candidates for election to the Board.

All of the members of the CGNC are independent under the listing standards of the NYSE, including those rules applicable to board and committee service, and the company’s standards of independence described above under the heading “Independence of Directors.” In addition, each member of the CGNC is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined for Section 162(m) of the Internal Revenue Code.

Compensation Processes and Procedures

Role of the Compensation, Governance and Nominating Committee

As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of PPL’s compensation programs. One of the primary roles of the CGNC is to approve the compensation of each of our executive officers, including the named executive officers, or NEOs, included in this proxy statement. The CGNC has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The CGNC has strategic and administrative responsibilities for our executive compensation arrangements, including the design of, and performance measures and award opportunities for, the executive incentive programs. The CGNC regularly reviews the company’s executive compensation program and practices, monitors new rules and regulations and assesses evolving best practices concerning executive compensation and corporate governance. A key concern of the CGNC is to ensure that PPL compensates executive officers effectively and in a manner consistent with our stated compensation and corporate strategy.

The Chair of the CGNC determines the agenda for committee meetings, with the assistance of the CHRO, who serves as the liaison to the CGNC. Meetings of the CGNC are attended by representatives of Frederic W. Cook & Co., Inc., or FW Cook, the committee’s independent compensation consultant, the CEO, the CHRO, the General Counsel and other representatives of management as appropriate. The CGNC regularly meets in executive session, without management present. The Chair reports the CGNC’s actions to the Board after each committee meeting. Each year, the CGNC determines the elements of compensation and the financial and other measures to be used to measure performance for the upcoming year, as well as sets annual goals and targets for each executive officer, including the NEOs. The CGNC evaluates the performance and leadership of the CEO, seeking input from all independent directors, and reviews the performance of the other executive officers against their established goals and objectives. Based on these evaluations, the CGNC determines and approves the annual compensation of the executive officers.

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GOVERNANCE OF THE COMPANY

Role of Advisers to the Committee

Independent Advisers. The CGNC has retained FW Cook as its independent compensation consultant since July 1, 2014. FW Cook provides additional information to the CGNC so that the CGNC can determine whether the company’s executive compensation program is reasonable and consistent with competitive practices. Representatives of FW Cook regularly participate in CGNC meetings, providing expertise and guidance as to executive compensation program design, market trends and best pay practices.

The CGNC regularly requests FW Cook to provide the following information and analyses:

•	Utility Industry Executive Compensation Trends — provides a report on current trends in utility industry executive compensation.

•	Director Pay Analysis — reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•	Executive Compensation Analysis — provides a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry, and it results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 32.

Annually, the CGNC requests that FW Cook present emerging issues and trends in executive compensation among the largest U.S. utilities at its July meeting and provide a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis to provide a general understanding of current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

Additionally, management may request data analyses, market assessment or other information in order to assist in the administration of the executive compensation programs, including competitive analyses on new executive positions and recommendations that the CEO may make to the CGNC concerning executive compensation other than his own. For all matters, however, FW Cook reports to the CGNC rather than management.

Although the CGNC considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The CGNC has the full authority to retain and terminate the services of FW Cook.

The CGNC annually reviews and approves total expenditures paid to the independent compensation consultant. FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the CGNC on director and executive officer compensation during 2016. The CGNC evaluated whether any work provided by FW Cook raised any conflict of interest and determined that there was no conflict of interest.

Internal Advisers. The CGNC can seek the input of management to inform decision-making. Each year, senior management develops an annual strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The CGNC takes this into account when establishing and setting all incentive goals for executive officers.

The CGNC may choose to invite certain individuals to attend meetings or contribute written materials. Such individuals may review and comment on market compensation data, including the composition of market comparison groups and the description of comparable officer positions. They may also present proposals relating to the executive compensation program and policies for review and approval by the CGNC, including base salary, performance goals and goal weightings for short-term and long-term incentive awards, and the mix of compensation components for each executive officer. No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the CGNC or the CGNC’s independent compensation consultant.

Director Nomination Process

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The company believes

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GOVERNANCE OF THE COMPANY

that prior business experience at a senior executive level is desired, and it seeks candidates who have diverse experience relevant to serving on the Board, such as financial, operating, executive management and technology experience.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. The CGNC believes that, while diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen solely or largely because of race, color, gender, national origin or sexual orientation or identity. Therefore, the Board does not have a formal diversity policy. In selecting a director nominee, the CGNC focuses on skills, expertise or background that would complement the existing board, recognizing that the company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds including from the industrial, energy, financial, non-profit, healthcare and technology sectors. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to a candidate. The CGNC determines whether a candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 5. In particular, in connection with the nominations of each director for election as directors at the 2017 Annual Meeting of Shareowners, the Board considered their contributions to the company’s success during their previous years of Board service.

Proxy Access

The Board of Directors of PPL approved amendments to PPL’s Bylaws, effective December 18, 2015, to adopt proxy access. Pursuant to the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

If the CGNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the CGNC may retain a third-party search firm to identify a candidate or candidates. The CGNC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO, the chair of the CGNC and other members of the CGNC, if available, then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the CGNC.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2018 Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws, the nominations must be received by the company no later than December 6, 2017 and no earlier than November 6, 2017.

PPL CORPORATION 2017 Proxy Statement 15

GOVERNANCE OF THE COMPANY

The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/Bylaws).

Succession Planning

CEO and Other Management Succession

At least annually, consistent with its charter, the CGNC reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the CGNC reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The CGNC also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

Lead Director Succession

Annually, the Chairman and the Chair of the CGNC also review Lead Director succession. The discussion covers key skills and competencies of the Lead Director position, the risk of loss of the current Lead Director, an assessment of the current board members relative to key skills and competencies and the identification of potential Lead Director successors. As part of the regular review of attributes and skills for any potential director candidate, they also consider possible qualification as a future Lead Director in the succession pipeline.

Compensation Committee Interlocks and Insider Participation. During 2016, none of the members of the CGNC was an officer or employee of the company, and no executive officer of PPL served on the compensation committee or board of any company while that company employed any member of the CGNC.

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee).

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the business plan (for not less than three years), which includes the annual financing plan, as well as the five-year capital expenditure plan for the company and its subsidiaries;

•	to approve company financings, guarantees or other credit or liquidity support in excess of $100 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•	to approve reductions of the outstanding securities of the company in excess of $100 million;

•	to authorize capital expenditures in excess of $100 million;

•	to authorize acquisitions and dispositions in excess of $100 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.”

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THE BOARD’S ROLE IN RISK OVERSIGHT

The Board provides oversight of the company’s risk management practices. The Board periodically reviews material risks associated with the company’s business plan as part of its consideration of the ongoing operations and strategic direction of the company. At meetings of the Board and its committees, directors receive periodic updates from management regarding risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, General Counsel, Global Chief Compliance Officer, Corporate Audit and Business Ethics Vice President and Senior Director of Risk Management, or SDRM.

Each of the committees of the Board, other than the Executive Committee, reports regularly to the full Board on risk-related matters. The committees also oversee the management of material risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management as well as the ability to engage advisers. The SDRM communicates key risks to the Audit and Finance Committees. This communication includes the identification of key risks and emerging risks and how these risks are being measured and managed.

A primary function of the Audit Committee is to assist the Board in its oversight of the identification and management of enterprise risk. More specifically, the Audit Committee is responsible for reviewing the company’s process for identifying, assessing and managing business risks and exposures and discussing related guidelines and policies with the exception of financial risk management, which is overseen by the Finance Committee. The Audit Committee regularly reviews risk management activities related to the financial statements, legal and compliance matters, tax, information technology and other key areas. The Audit Committee also periodically meets in executive session with representatives from the company’s independent registered public accounting firm, the CFO, the General Counsel, the Vice President and Controller, the Global Chief Compliance Officer and the Corporate Audit and Business Ethics Vice President.

The Audit Committee also oversees the company’s enterprise risk management process. The SDRM, who reports to the CFO, has responsibility for leading the company’s enterprise risk management process. The company’s Risk Management group and Corporate Audit and Business Ethics department provide periodic reports to the Audit Committee and the full Board regarding key risk matters. The Corporate Audit and Business Ethics Vice President reports directly to the Audit Committee.

The Finance Committee is responsible for, among other items provided in its charter, reviewing, approving and monitoring the policies and practices to be followed by the company and its subsidiaries in managing financial risks, including market risk, credit risk, liquidity risk and currency risk. The company’s internal Risk Management Committee is chaired by the SDRM. The Risk Management Committee and the SDRM serve at the direction of the Finance Committee to provide oversight of risk management activities related to foreign currency hedging, the issuance of corporate debt, and buying and selling electricity and gas commodities, as well as monitoring the company’s liquidity position and counterparty credit exposure.

The CGNC considers various risks including those related to the attraction and retention of talent, the design of compensation programs, succession planning, governance matters and the identification of qualified individuals to become board members. The CGNC reviews management’s assessment of whether risks arising from the company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. The CGNC follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the company has determined that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

PPL CORPORATION 2017 Proxy Statement 17

GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2016, our non-employee directors received an annual retainer of $235,000, of which a minimum of $130,000 was mandatorily allocated in quarterly installments to each director’s deferred stock account under the Directors Deferred Compensation Plan, or DDCP. The remaining $105,000 portion of the annual retainer was payable in cash in quarterly installments to each director, unless voluntarily deferred to his or her stock account or to his or her deferred cash account under the DDCP (as discussed below with respect to all retainers and other fees).

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units, which are also not paid to the director until retirement.

Presiding Director Retainer. During 2016, the presiding director, who is also our independent lead director, received an additional annual cash retainer of $30,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP.

Committee Chair Retainers. During 2016, the Audit Committee Chair received an additional annual cash retainer of $20,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP. Each other committee chair received an additional annual cash retainer of $15,000, which was payable in quarterly installments unless voluntarily deferred under the DDCP.

Other Fees. PPL reimburses each director for usual and customary travel expenses. Directors are not paid meeting fees.

No increases in director compensation were authorized for 2017.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 1.71% to 23.53% during 2016. The brokerage account option that is available to employees is not available to directors. For 2016, one director elected to defer a portion of his cash retainer into a deferred cash account and a portion into a deferred stock account, and one director elected to defer all of his cash retainer into a deferred stock account. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All directors who have been on the Board more than five years were in compliance with their equity ownership guidelines as of December 31, 2016. Messrs. Adkins and Zagalo de Lima, who have served on the Board less than five years, are currently on track to meet their equity ownership requirements.

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The following table summarizes all compensation earned during 2016 by our non-employee directors with respect to Board of Directors and committee service.

2016 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(1)	Deferred into Restricted Stock Units(2)	Total	Stock Awards(3)	All Other Compensation(4)	Total
Rodney C. Adkins	$105,000	—	$105,000	$130,000	$10,000	$245,000
John W. Conway	135,000	—	135,000	130,000	—	265,000
Steven G. Elliott	125,000	—	125,000	130,000	10,000	265,000
Raja Rajamannar	105,000	—	105,000	130,000	—	235,000
Craig A. Rogerson	54,000	$66,000	120,000	130,000	—	250,000
Natica von Althann	120,000	—	120,000	130,000	2,400	252,400
Keith H. Williamson	105,000	—	105,000	130,000	—	235,000
Armando Zagalo de Lima	—	105,000	105,000	130,000	—	235,000
(1)	This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2016. The cash retainers for the committee chairs were: Mr. Elliott (Audit — $20,000); Mr. Rogerson (CGNC — $15,000); and Ms. von Althann (Finance — $15,000). Mr. Conway received a $30,000 retainer for serving as the Lead Director. Mr. Rogerson voluntarily deferred $54,000 of his retainer into the deferred cash account under the DDCP.

(2)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP. The following directors voluntarily deferred a portion or all of their retainers into the deferred stock account under the DDCP: Mr. Rogerson — $66,000; and Mr. Zagalo de Lima — $105,000.

(3)	This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2016 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2016, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Adkins — 9,607; Mr. Conway — 121,457; Mr. Elliott — 28,243; Mr. Rajamannar — 24,679; Mr. Rogerson — 63,021; Ms. von Althann — 32,666; Mr. Williamson — 53,319; and Mr. Zagalo de Lima — 18,003.

(4)	This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

PPL CORPORATION 2017 Proxy Statement 19

STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 6, 2017, by each of our directors and each NEO for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our director nominees and executive officers as a group. The table also includes information about stock options, stock units, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, the company’s Incentive Compensation Plan for Key Employees, or ICPKE, as well as the company’s 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name	Shares of Common Stock Owned(1)
R. C. Adkins	10,669	(2)
J. W. Conway	127,665	(3)
G. N. Dudkin	86,322	(4)
S. G. Elliott	29,502	(2)
R. J. Grey	129,742	(5)
R. Rajamannar	25,910	(2)
C. A. Rogerson	65,165	(2)
V. Sorgi	191,465	(6)
W. H. Spence	1,642,127	(7)
V. A. Staffieri	84,273	(8)
R. A. Symons	48,065	(9)
N. von Althann	33,986	(2)
K. H. Williamson	54,869	(2)
A. Zagalo de Lima	19,927	(2)
All 17 executive officers and directors as a group	2,764,316	(10)

(1)	The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

(3)	Includes 123,769 stock units credited to Mr. Conway’s deferred stock account under the DDCP.

(4)	Includes 62,686 restricted stock units.

(5)	Includes 129,742 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(6)	Includes 55,132 restricted stock units and 125,034 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or SIP.

(7)	Includes 303,950 restricted stock units and 1,294,772 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP and SIP. Also includes 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife and of which he disclaims beneficial ownership.

(8)	Includes 84,273 restricted stock units.

(9)	Includes 35,361 restricted stock units.

(10)	Includes 627,347 restricted stock units, 1,768,780 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP, ICPKE or the SIP, and 363,797 stock units credited to the directors’ deferred stock accounts under the DDCP.

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STOCK OWNERSHIP

PRINCIPAL SHAREOWNERS

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of February 14, 2017, the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	47,474,118	7.0%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	47,499,238	7.0%

(1)	Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017. As reported on the Schedule 13G/A, as of December 31, 2016, BlackRock, Inc. beneficially owned, in the aggregate, 47,474,118 shares held by BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Limited; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; BlackRock Life Limited; FutureAdvisor, Inc. and iShares (DE) I Investmentaktiengesellschaft mit Teilgesellschaftsvermögen and had sole voting power over 41,277,549 shares and sole dispositive power over 47,474,118 shares.

(2)	Based solely on a review of the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017. As reported on the Schedule 13G/A, as of December 31, 2016, The Vanguard Group beneficially owned, in the aggregate, 47,499,238 shares held by the Vanguard Group and had sole voting power over 1,126,956 shares, shared voting power over 151,679 shares, shared dispositive power over 1,186,940 shares and sole dispositive power over 46,312,298 shares. The Vanguard Group reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 877,561 shares or 0.12% and 558,774 shares or 0.08%, respectively, of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executive officers met all filing requirements under Section 16(a) of the Exchange Act during 2016.

PPL CORPORATION 2017 Proxy Statement 21

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the CGNC.

In connection with its review and approval or ratification of a related-person transaction, the Board, or the CGNC, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

In addition, in connection with any approval or ratification of a related-person transaction involving a non-employee director or nominee for director, the CGNC will consider whether such transaction would compromise such director’s status as: (1) an independent director under the NYSE Listing Standards, including those rules applicable to board and committee service, and PPL’s categorical independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code or a “non-employee director” under Rule 16b-3 under the Exchange Act if such non-employee director serves on the CGNC, or (3) an independent director under Rule 10A-3 under the Exchange Act if such non-employee director serves on the Audit Committee of the Board.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

BlackRock, Inc. filed an amended Schedule 13G in February 2017, stating that it holds 7.0% of PPL’s common stock. As a result of beneficially owning more than 5% of PPL’s common stock, BlackRock is currently considered a “related person” under PPL’s related-person transaction policy. After conducting a review of any relationships between BlackRock and its subsidiaries and our company and its subsidiaries, the company determined that the company invests its short-term cash overnight in money market funds managed by BlackRock Institutional Management Corporation, which received fees in the amount of about $10,000 during 2016. Another subsidiary of the company also invested in a liquidity fund managed by a BlackRock affiliate, which received fees of approximately $8,500 during 2016. In addition, several affiliates of BlackRock provided asset management investment services for the company’s U.S. retirement plan trust and the company’s pension trusts in the U.K., all of which are separate from the company and are managed by independent trustees. These relationships were reviewed and ratified by the Board in compliance with the company’s related-person transaction policy.

22 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2016 compensation of our named executive officers, or NEOs, as described on pages 25-70. The company currently intends to hold such votes on an annual basis, but shareowners are being asked to vote on a recommended frequency in the following Proposal 3 at our 2017 Annual Meeting of Shareowners.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. Our primary compensation metrics are earnings per share from ongoing operations, or EPS, and relative total shareowner return, or TSR, both of which are important to shareowners. At least 70% of each NEO’s compensation is made up of incentive components that focus on EPS, earnings from ongoing operations before interest and taxes, or EBIT, and relative stock price appreciation and dividend performance.

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 25, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 13.

Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. Proposal 3 below seeks a shareowner vote on such frequency at our 2017 Annual Meeting.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the 2016 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

PPL CORPORATION 2017 Proxy Statement 23

EXECUTIVE COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, for future advisory votes on executive compensation to occur each year.

As required by Section 14A of the Exchange Act, the company is submitting for shareowner consideration a separate resolution to determine, in a non-binding advisory vote, whether a shareowner vote to approve the compensation paid to our NEOs (that is, votes similar to the non-binding, advisory vote in Proposal 2 above) should occur every one, two or three years. Although the results of the vote are non-binding and advisory in nature, the Board intends to thoughtfully consider the results of this vote.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate policy for the company at this time and, therefore, recommends that you vote for future advisory votes on executive compensation to occur each year.

In formulating its recommendation, our Board recognized that the company’s executive compensation program is designed to promote a long-term connection between pay and performance. Because executive compensation disclosures are made annually, however, the Board considered that an annual advisory vote on executive compensation will allow our shareowners to provide us the most timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareowners on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareowners may have different views as to what is the best approach for the company, and so we look forward to hearing from our shareowners on this proposal.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to select whether a shareowner vote to approve the compensation paid to our NEOs should occur every one, two or three years.

Your Board of Directors recommends that you vote “ONE YEAR” with respect to how frequently a shareowner vote to approve the compensation of our NEOs should occur

24 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation, Governance and Nominating Committee, or CGNC, has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the CGNC recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

Craig A. Rogerson, Chair

John W. Conway

Raja Rajamannar

Natica von Althann

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

PPL CORPORATION 2017 Proxy Statement 25

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2016, our named executive officers, or NEOs, were:

Named Executive Officer	Title
W. H. Spence	Chairman, President and Chief Executive Officer (CEO)
V. Sorgi	Senior Vice President and Chief Financial Officer (CFO)
V. A. Staffieri(1)	Chairman of the Board and Chief Executive Officer of LG&E and KU Energy LLC (LKE)
R. A. Symons	Chief Executive of Western Power Distribution (WPD)
G. N. Dudkin	President of PPL Electric Utilities Corporation (PPL Electric)
R. J. Grey(2)	Former Executive Vice President and Chief Legal Officer

(1)	Mr. Staffieri served as Chairman of the Board, Chief Executive Officer and President of LKE until January 3, 2017, at which time he resigned as President.

(2)	Mr. Grey served as our Executive Vice President and Chief Legal Officer until his retirement on January 31, 2016.

The 2016 compensation of these NEOs is explained in the following sections and in the Summary Compensation Table that follows this CD&A.

2016 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

An Overview of 2016 Performance

In our first full year as a purely regulated utility company, we demonstrated the strength of our diverse portfolio.

PPL’s per-share reported earnings increased 176 percent, reflecting the 2015 spinoff of our competitive generation business. Through our seven high-performing U.S. and U.K. utilities, we grew earnings from ongoing operations 11 percent, increased our dividend for the 14th time in 15 years, executed on our plan to invest more than $3 billion on infrastructure improvements, and delivered award-winning customer service.

From South Wales in the U.K. to Louisville, Kentucky, our subsidiaries delivered safe, reliable and affordable power to more than 10 million customers and continued to build upon PPL’s solid foundation for growth.

While our stock price was challenged in 2016 by concerns over the U.K.’s decision to leave the European Union (Brexit) and the weakening of the British pound sterling, our fundamentals remained strong. We acted decisively following the Brexit vote to preserve shareowner value, minimize future foreign currency risks, and solidify our strategy for competitive earnings and dividend growth.

We cashed in about $310 million of in-the-money foreign currency hedges related to 2017 and 2018 earnings. These hedge gains, which resulted from our effective and disciplined foreign currency risk management program, will be used to offset lower expected repatriation amounts from the U.K. due to the weaker British pound sterling exchange rate. In addition, the gains will support our stated future dividend growth target of about 4 percent per year through 2020.

We established a new 2017 baseline for future earnings growth and set a new projection of 5 to 6 percent annual earnings-per-share growth from 2017 to 2020. Despite the impacts of the Brexit vote, we are targeting total annual return (annual earnings-per-share growth plus dividend yield) from 2017 through 2020 of 9-10 percent, which remains very competitive within our sector.

* Reflects the 2015 spinoff of our competitive generation business.

26 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

In addition, we re-established foreign currency hedge positions in support of our new targeted earnings-per-share growth rate of 5 to 6 percent from 2017 to 2020, with U.K. earnings hedged 96, 87 and 90 percent for 2017, 2018 and 2019, respectively. With these hedges in place, we project we will be able to attain our stated earnings-per-share growth range through 2020 even if we were to hedge 2020 U.K. earnings at a rate as low as $1.09 per British pound sterling.

Following the actions we took in response to the Brexit vote, we scheduled additional investor meetings to discuss the company’s post-Brexit strategy, resulting in over 400 meetings with investors during 2016.

Although PPL’s stock price underperformed major utility indices in 2016, it outperformed those same indices from January 1, 2017 through March 27, 2017.

In addition to our actions in response to the Brexit vote discussed above, highlighted below are notable achievements in 2016 as we pursued our strategic priorities for long-term growth and success. Those priorities include delivering industry-leading customer service and reliability; investing responsibly in a sustainable energy future; executing flawlessly; maintaining a strong financial foundation; and engaging and developing our people.

Delivering industry-leading customer service and reliability

•    We received J.D. Power awards for residential customer satisfaction at PPL Electric Utilities Corporation, Louisville Gas and Electric Company, and Kentucky Utilities Company.

•    We excelled at customer service in the U.K., with Western Power Distribution’s (WPD’s) four utilities achieving the top four spots in utility regulator Ofgem’s survey of customer satisfaction. In addition, we were rated by Ofgem as the best at engaging stakeholders and addressing vulnerable customers.

•    We posted our best year ever for network reliability at WPD, while delivering top-quartile reliability performance at PPL Electric Utilities.

Investing responsibly in a sustainable energy future

•    Across our companies, we invested $3 billion to make the grid smarter, more reliable and more secure, and to advance a cleaner energy future.

•    In the U.K., we led the way, according to the country’s regulator, Ofgem, in developing innovative solutions to connect solar power to local networks. In addition, we launched the world’s largest electric vehicle pilot of its kind and began recruiting up to 700 participants for that program.

•    We remained focused on transmission expansion in Pennsylvania, reinforcing the grid and strengthening security. As a result, sustained transmission outages have declined nearly 75 percent over five years. In addition, we continued to modernize our distribution system, adding 700 smart grid devices before the thunderstorm season, achieving full operation of PPL Electric Utilities’ automated power restoration system, and preventing more than 100,000 customer interruptions.

•	In Pennsylvania, we kicked off a multi-year, $471 million project to replace 1.4 million customer meters with new, more advanced technology.

•	In Kentucky, we completed a multi-year, nearly $3 billion project to sharply reduce air emissions from our coal-fired power plants. In addition, we finished construction of Kentucky’s largest universal solar facility, made substantial progress on a project to improve our Ohio Falls hydroelectric facility, and introduced new solar subscription and onsite solar development options for customers.

Executing flawlessly

•	For the seventh consecutive year, we exceeded the midpoint of our ongoing earnings forecast, with all of our companies delivering or exceeding expected results.

Strong Year-over-Year EPS Growth Reported Earnings Earnings from Ongoing Operations $3 Billion of Capital Expenditures to Improve Infrastructure, Reliability and Safety

PPL CORPORATION 2017 Proxy Statement 27

EXECUTIVE COMPENSATION

•	We energized our $350 million Northeast-Pocono transmission expansion project at PPL Electric Utilities a year ahead of schedule. This included 60 miles of new transmission lines, three new substations and additional enhancements.

•	We earned the highest performance incentives of any U.K. distribution network operator group for the 2015-2016 regulatory year at WPD. Our U.K. utilities are on pace to exceed performance targets for the 2016-2017 regulatory year and earn incentive revenues.

•	In Kentucky, we completed a multi-year emissions improvement program on schedule, nearly $300 million under original cost estimates and with a safety incident rate one-fifth the industry average for similar work – all while operating the affected power plants 24/7 for our customers. In addition, we met the annual production goal for our new Cane Run combined-cycle, natural gas power plant more than three months ahead of schedule.

Maintaining a strong financial foundation

•	We maintained a strong balance sheet, investment-grade credit ratings and strong cash flow. Our business plan includes $350 million of equity issuances per year to further strengthen our balance sheet credit metrics.

•	In Kentucky, we secured Kentucky Public Service Commission approval to recover and earn a return on $1 billion in future environmental upgrades.

Engaging and developing our people

•	From apprentices to lineman trainees to leaders at all levels throughout the business, we continued to invest in, and develop, our employees.

•	We attracted a record number of candidates to our U.K. apprenticeship program through increased use of social media.

•	In the U.S., our leadership training continued to provide opportunities to build and grow leadership skills – 50 percent of leaders who complete our customized leadership training receive promotions or roles with increased responsibility within 12 months of graduation.

Our strong 2016 results demonstrate our management team’s firm commitment to increasing value for shareowners in both the short- and long-term, a focus supported by our well-designed executive compensation program and “pay-for-performance” culture. Looking forward, we believe we are well-positioned to deliver 5 to 6 percent earnings growth from 2017 to 2020 and targeted annual dividend growth of 4 percent through the end of the decade.

Our 2016 performance achievements resulted in:

•	Annual cash incentive awards ranging from 138.6% to 161.7% of target.

•	Performance-Contingent Restricted Stock Unit awards, reflecting the 2014-16 performance period, at 144% of target.

•	Performance Unit awards, reflecting the 2014-16 performance period, at 62% of target.

Read more in “2016 Named Executive Officer Compensation” beginning on page 35.

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EXECUTIVE COMPENSATION

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

The performance goals that PPL has established reinforce the core features of our operational mission: reliability and safety. We believe success occurs through achieving operational excellence, as well as workforce readiness and engagement. If we are effective in these areas, our underlying performance should increase shareowner value that outpaces our sector, and our performance toward these goals is measured specifically to reward our executives for these accomplishments through our executive compensation program.

Although PPL operations are now fully regulated, the company continues to operate in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial performance of PPL, as well as financial metrics for its largest segments for NEOs who lead those segments, providing direct alignment to our goal of increasing shareowner value.

How We Align PPL’s Compensation Programs with Performance

For 2016, performance-based compensation for the NEOs was primarily based on three core metrics: (1) earnings per share from ongoing operations, or EPS, (2) earnings from ongoing operations before interest and taxes, or EBIT, and (3) relative total shareowner return, or TSR. These metrics align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

The balance of measures is given careful consideration, with a view to our short-term and longer-term strategic goals, while focusing on areas most within an individual’s control.

Earnings are central to our business strategy and a primary focus of the investment community. Consequently, EPS and EBIT performance measures have been central to the compensation program for our NEOs.

At the NEO level, the emphasis is placed on EPS growth. In our experience, EPS is the primary measure by which our shareowners and market analysts assess PPL’s performance, and accountability for strong EPS performance primarily falls on PPL’s executive officers. Management actions with respect to financing and tax strategy, capital investment and our revenue models drive EPS.

We balance the use of EPS with an EBIT measure. EBIT provides a more general means by which to assess and reward operational profitability with less emphasis on financing and tax strategies; thus, EBIT is more representative of the financial performance of the core operations of the business segments and the business as a whole. The CGNC believes that both measures in combination provide a balanced assessment of PPL’s financial performance.

Vision Empowering Economic Vitality and Quality of Life Mission To provide reliable, safe energy at a reasonable cost to our customers and best-in-sector returns to shareowners Performance Goals Increase Shareowner Value Achieve Operational Excellence Optimize Workforce Readiness and Engagement Executive Officer Goals Broader Workforce Goals

PPL CORPORATION 2017 Proxy Statement 29

EXECUTIVE COMPENSATION

To supplement the internal assessment of performance provided by the EPS and EBIT measurements, relative TSR is used for certain equity-based awards, further aligning executives’ interests with those of shareowners. This approach provides an objective assessment of how the market is responding to our current and potential operational performance in comparison to our peers, which is correlated to market performance.

	EPS	EBIT	TSR

How We Define It

•    Earnings per share from ongoing operations, adjusted to exclude any gains or losses from resets of currency hedges in excess of the business plan

•    See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

•    Earnings from ongoing operations before interest and taxes, adjusted to exclude any gains or losses from resets of currency hedges in excess of the business plan

•    See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

• Total shareowner return, which is a combination of share price appreciation and reinvested dividends • Assessed relative to the Philadelphia Stock Exchange Utility Index, or UTY index

Where We Use It	• Annual Cash Incentive • Performance-Contingent Restricted Stock Units	• Annual Cash Incentive	• Performance Units

Further information about the targets that apply to specific awards is set out in this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Equity Ownership Guidelines. These practices further reinforce our commitment to create shareowner value by directly linking NEO compensation to share price appreciation and sustainable long-term growth.

Changes to the Compensation Program for 2017

Effective for the 2017 compensation period, the CGNC reviewed the metrics used in evaluating executives’ compensation. As discussed further below, the CGNC:

•	Removed the use of EPS in long-term incentives to eliminate duplication of EPS as a metric in both the annual cash incentive and long-term equity incentives.

•	Replaced EBIT as a metric in the annual cash incentive with business segment operational goals, including metrics for customer service, reliability, capital expenditure deployment and commercial availability. Operational goals are expected to drive and support PPL’s long-term strategy.

•	Increased Mr. Spence’s equity guideline multiple for maintaining ownership in PPL stock from five to six times base salary.

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EXECUTIVE COMPENSATION

To further align compensation with the company’s strategy, the CGNC also added corporate return on equity, or ROE, as a performance metric for 2017 long-term incentive grants, based on a forward-looking, three-year performance period. As a result, the long-term equity incentive program will change for the 2017 performance year to the following mix:

The CGNC added time-based restricted stock units for 20% of the long-term incentives as a means of retention, creating an incentive for executives to continue to increase share value, while limiting the complexity of our executive compensation. Beginning in 2017, all of our equity grants are forward-looking and 80% performance-based.

2016 Pay and Performance

The PPL compensation framework places a heavy emphasis on at-risk performance-based pay through the use of annual and long-term performance-based compensation elements. In 2016, 85% of the CEO’s target compensation opportunity was “at-risk performance-based” pay. For the CFO, this percentage was 73%, and the average for the other NEOs was 69%.

The following charts illustrate the 2016 elements of compensation divided among base salary, annual cash incentive targeted opportunity and the total long-term incentive targeted opportunity.

Elements of Compensation as a Percentage of Targeted Total Direct Compensation — 2016(1)

(1)	Based on target award levels as a percentage of targeted total direct compensation for performance during 2016. Performance-contingent restricted stock unit awards granted in January 2016 were awarded based on performance for 2013-2015. Because the performance-contingent restricted stock units granted in 2017 are based on performance for 2014-2016, the CD&A includes such awards as part of the CGNC’s analysis for 2016 compensation. Values of performance-contingent restricted stock unit and performance unit awards shown in the Summary Compensation Table in this proxy statement reflect equity awards granted in 2016.

(2)	Includes the positions of the Chairman and Chief Executive Officer of LKE, the Chief Executive of WPD, the President of PPL Electric and the former Chief Legal Officer.

PPL CORPORATION 2017 Proxy Statement 31

EXECUTIVE COMPENSATION

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance. As illustrated in the previous section, at least 69% of our NEOs’ compensation is at-risk and directly linked to the financial performance of PPL.

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

Below in this section, we provide additional information on two critical aspects of this process: the way in which the CGNC uses market data to inform decisions on executive officer compensation and the process by which targets are set under the incentive plans.

The Use of Market Data

The CGNC uses market compensation data as one of several criteria when reviewing individual NEO compensation levels. The CGNC believes that the Willis Towers Watson CDB Energy Services Executive Compensation Survey — U.S. and the Willis Towers Watson CDB General Industry Executive Compensation Survey — U.S. are appropriate market references because they reflect both general industry and, more specifically, the energy industry. They can also be adjusted to reflect our size. Furthermore, the large sample size results in more consistent reliable information. The CGNC also uses information on pay practices from a select group of industry comparators, which includes public utilities with revenues, market capitalizations and enterprise values that are approximately one-third to three times those of PPL. For Mr. Symons, the CGNC considers U.K.-based compensation data compiled by FIT Remuneration Consultants, including utility companies within the Financial Times Stock Exchange 100 Index.

All of these analyses are considered in order to produce market median reference points (the 50th percentile) referred to as “PPL Competitive Data.” Although the survey participants can vary slightly from year to year, the large nature of the samples minimizes the risk this change could distort general market trends. Frederic W. Cook & Co., Inc., or FW Cook, the CGNC’s independent compensation consultant, provides the compensation data to the CGNC. For 2016 compensation decisions, the CGNC considered these data to determine the PPL Competitive Data reference point for compensation of our NEOs.

Establishing Performance Targets

Each year, the CGNC reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods.

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EXECUTIVE COMPENSATION

In setting the PPL Corporation EPS and EBIT targets, the CGNC reviews comprehensive data and systematically assesses PPL’s targets by considering:

•	PPL’s historical performance;

•	Historical performance within the industry;

•	PPL’s earnings forecasts for the coming year; and

•	Analysts’ earnings forecasts for the coming year.

In setting the targets for the business segments, the CGNC considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year.

These data are used with a view to setting goals that are appropriately challenging and competitive within the industry. The targets for the 2016 awards were reviewed during the first quarter of 2016 and are summarized beginning on page 36.

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

There were no substantial changes to the elements of compensation or how they were used in 2016, as compared to 2015, other than the changes to the weightings of corporate and business segment measures with respect to annual cash incentive awards for Messrs. Staffieri, Symons and Dudkin, as described below under “Annual Cash Incentive.”

Mr. Grey received two times his base salary plus an allowance of $26,249 for COBRA benefits under the Executive Severance Plan upon his departure from PPL as part of organizational changes resulting from the spinoff of the company’s competitive generation business. The CGNC authorized the company to enter into a retention agreement with him on May 6, 2015. The purpose of this agreement was to secure his continued employment and engagement as Chief Legal Officer until January 31, 2016 through the critical spinoff of the Energy Supply segment and related transition. In his role, Mr. Grey was central in advising PPL on the successful completion of the spinoff, transitioning to a new General Counsel post-spinoff and managing matters involving the evolving legal operations for the company pre- and post-spinoff. No payments to Mr. Grey were grossed up for tax purposes. For more information regarding Mr. Grey’s agreement, see “Retention Agreements” beginning on page 64.

PPL CORPORATION 2017 Proxy Statement 33

EXECUTIVE COMPENSATION

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Reviewed annually with any change effective in January • CGNC applies judgment in setting salary to reflect performance, experience and responsibility, as well as market data	• Review of individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and segment performance for business segment leaders • Up to two times target for top performance

•    100% financial

•    Measures include PPL EPS, PPL EBIT and business segment net income and either business segment EBIT or earnings before interest, taxes, depreciation and amortization, or EBITDA

•    One year

Long-term Equity Incentives

Performance- Contingent Restricted Stock Units	To align shareowner and executive interests while rewarding longer-term performance and encouraging retention

•    Grant value determined based on EPS performance over prior three years

•    Payable in shares of PPL common stock

•    Dividends accrue quarterly, but are not paid unless and until underlying award vests

•    Restricted for three years from date of grant

•    Represents 40% of the total long-term equity incentive opportunity

• 100% EPS • Based on performance over the three years preceding grant • Restricted for three additional years following grant

Performance Units	To align shareowner and executive interests and to drive sustainable growth over the long term

•    Vests between 0% to 200% of target, subject to certification of performance at the end of the three-year performance period

•    Payable in shares of PPL common stock

•    Dividends accrue quarterly, but are not paid unless and until underlying award vests

•    Represents 60% of the total long-term equity incentive opportunity

• 100% relative TSR, using the UTY index • Three-year performance period

In addition, the NEOs receive modest perquisites, such as financial planning, tax preparation services and matching contributions under our deferred compensation plans. Read more in the “Other Elements of Compensation” section on page 42.

34 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

2016 Say-on-Pay Advisory Vote and Shareowner Engagement

The CGNC considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a favorable shareowner vote of over 95% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2016 Annual Meeting.

We have a long-standing practice of engaging with our shareowners on various matters of interest to them, and it is our practice to reach out to any shareowner who submits a proposal. In the fall of 2016, we continued our engagement efforts by conducting a focused outreach to our larger shareowners to seek their views on our executive compensation program, as well as our corporate governance practices. After assessing feedback received from shareowners during outreach efforts in 2015 and 2016, the CGNC removed the use of EPS in its long-term equity incentive program to eliminate duplication of EPS as a metric in both the annual cash incentive and long-term equity incentives. The CGNC also adopted operational goals to replace EBIT for our business segments as a metric in the annual cash incentive, on the basis that operational goals will drive and support our long-term strategy. To further align compensation with the company’s strategy, the CGNC also added corporate return on equity, or ROE, as a performance metric for 2017 long-term incentive grants, based on a forward-looking, three-year performance period. All of these changes will be effective for the 2017 performance year, as described above on page 30.

2016 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the CGNC reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the CGNC reviews market compensation data and whether each executive’s current salary is competitive.

In the first quarter of 2016, the CGNC approved base salary increases ranging from 0% to 7.5%, with an average increase for the NEOs of 2.9%, as follows:

Named Executive Officer	2015 Year-End Salary	2016 Salary	% Change

W. H. Spence	$1,127,500	$1,155,688	2.5%

V. Sorgi	$500,000	$525,000	5.0%

V. A. Staffieri	$811,220	$811,220	0.0%

R. A. Symons	£551,050	£564,775	2.5%

G. N. Dudkin	$488,755	$525,412	7.5%

R. J. Grey	$580,000	$580,000	0.0%

With respect to individual base salary decisions, the following points are noted:

•	Mr. Spence’s base salary was increased to recognize his performance.

•	Mr. Sorgi’s base salary was increased to bring his salary to a more competitive level and in recognition of his performance.

•	Mr. Staffieri’s base salary was not increased because it was determined that his base salary at that time was market competitive.

•	Mr. Symons’ base salary was increased to recognize his outstanding leadership in light of WPD’s performance.

•	Mr. Dudkin’s base salary was increased to bring his compensation to a more competitive level aligned with his performance and experience in the position.

•	Mr. Grey’s base salary was not increased due to his retirement on January 31, 2016.

PPL CORPORATION 2017 Proxy Statement 35

EXECUTIVE COMPENSATION

2016 Annual Cash Incentive Awards

The annual cash incentive awards, which are made under the shareowner-approved Short-term Incentive Plan, measure and reward performance against the company’s financial goals for the year. The measures used to assess management’s success in executing the company’s strategy and initiatives were EPS and EBIT and, for the operating segment leaders, segment ongoing income and EBIT or EBITDA. These align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2016. For example, the EPS and EBIT targets set for 2016 were 9% higher than the 2015 targets, as well as higher than the 2015 achievements.

For 2016, the CGNC approved a number of changes to the relative weights of performance measures under the annual cash incentive program for the segment leaders, as well as to the target percentages of base salary under the program for Messrs. Symons and Dudkin. These changes were intended to align the segment leaders not only with the potential outcome within their area of direct control but also with corporate strategy. In particular:

•	Mr. Staffieri’s targets were rebalanced to 50% PPL Corporation and 50% LKE financial measures, from 40% PPL Corporation and 60% LKE in 2015.

•	Mr. Symons’ targets were also rebalanced and changed to 50% PPL Corporation and 50% WPD financial measures, from 40% PPL Corporation and 60% WPD financial and operational targets in 2015. Mr. Symons’ cash incentive target was increased from 55% to 60% of his base salary, effective April 1, 2016, to align his cash incentive target with market levels.

•	Mr. Dudkin’s targets were rebalanced to 50% PPL Corporation and 50% PPL Electric financial measures, from 40% PPL Corporation and 60% PPL Electric in 2015. Mr. Dudkin’s cash incentive target for 2016 was increased from 50% to 80% of his base salary to align his cash incentive target with market levels.

In summary, the performance measures for 2016 were as follows:

36 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

2016 PPL Corporate Financial Performance

EPS (70% of corporate element)

EPS in 2016 for the purposes of compensation was
$2.52*, which was between the target and maximum
payout levels of $2.35 and $2.59, respectively.

Therefore, the percent of target opportunity earned in
relation to PPL’s EPS was 170.8% of target.

EBIT (30% of corporate element)

EBIT in 2016 for the purposes of compensation was
$3,210.62 million, which was slightly above the target
payout level of $3,168.5 million.

Therefore, the percent of target opportunity earned in
relation to PPL’s EBIT was 117.7% of target.

As a result, the combined percent of target earned for corporate financial performance was 154.9% of target. No annual cash incentive award would have been made to NEOs for 2016 if the EPS from ongoing operations had been below $2.23.

*When the CGNC set the EPS targets for 2016, in addition to using EPS from ongoing operations as described in Annex A, the CGNC also excluded any gains or losses from resets of currency hedges that were in excess of the business plan for 2016. EPS from ongoing operations as reported by the company for 2016 was $2.45. The adjusted EPS result for compensation purposes was $2.52.

2016 Business Segment Financial Performance

LKE – V. A. Staffieri

Net Income (70% of segment element)

•   Target ongoing net income for the year was $417.3 million.

•   LKE ongoing net income for the year was $427.9 million, which was between the target and maximum payout levels.

•   The percent of target opportunity earned for the LKE ongoing net income target was 127.4% of target.

WPD – R. A. Symons

Net Income (70% of segment element)

•   Target ongoing net income for the year was £646.2 million.

•   WPD ongoing net income for the year was £700.1 million, which was between the target and maximum payout levels.

•   The percent of target opportunity earned for the WPD ongoing net income measure was 175.2% of target.

EBIT (30% of segment element)

•   Target EBIT for the year was $892.0 million.

•   LKE EBIT for the year was $898.4 million, which was between the target and maximum payout levels.

•   The percent of target opportunity earned for the LKE EBIT target was 110.3% of target.

EBITDA (30% of segment element)

•   Target EBITDA for the year was £1,239.7 million.

•   WPD EBITDA for the year was £1,287.1 million, which was between the target and maximum payout levels.

•   The percent of target opportunity earned for the WPD EBITDA target was 152.7% of target.

As a result, the combined percent of target opportunity earned for LKE financial performance was 122.3% of target.	As a result, the combined percent of target opportunity earned for WPD financial performance was 168.4% of target.

PPL CORPORATION 2017 Proxy Statement 37

EXECUTIVE COMPENSATION

2016 Business Segment Financial Performance (continued)
PPL Electric – G. N. Dudkin

Net Income (70% of segment element)

•    Target ongoing net income for the year was $319.0 million.

•    PPL Electric ongoing net income for the year was $340.0 million, which was between the target and maximum payout levels.

•    The percent of target opportunity earned for the PPL Electric ongoing net income target was 161.4% of target.

EBIT (30% of segment element)

•    Target EBIT for the year was $681.4 million.

•    PPL Electric EBIT for the year was $680.9 million, which is under the target payout level.

•    The percent of target opportunity earned for the PPL Electric EBIT target was 99.1% of target.

As a result, the combined percent of target opportunity earned for PPL Electric financial performance was 142.7% of target.

Individual Annual Cash Incentive Awards for 2016 Performance

The following annual incentive awards were approved by the CGNC for 2016 performance:

Named Executive Officer	Weight x Goal Results		2016 Earned Award
	Corporate	Segment

W. H. Spence	100% × 154.9%	—	154.9%

V. Sorgi	100% × 154.9%	—	154.9%

V. A. Staffieri	50% × 154.9%	50% × 122.3%	138.6%

R. A. Symons	50% × 154.9%	50% × 168.4%	161.7%

G. N. Dudkin	50% × 154.9%	50% × 142.7%	148.8%

R. J. Grey	100% × 154.9%	—	154.9%

This resulted in the following annual cash incentive awards approved for the NEOs:

Named Executive Officer	2016 Base Salary	Target Opportunity (% of Base Salary)	2016 Earned Award	2016 Annual Cash Incentive Award

W. H. Spence	$1,155,688	140%	154.9%	$2,506,225

V. Sorgi	$525,000	70%	154.9%	$569,258

V. A. Staffieri	$811,220	75%	138.6%	$843,263

R. A. Symons(1)	£564,775	60%	161.7%	£536,592

G. N. Dudkin	$525,412	80%	148.8%	$625,450

R. J. Grey(2)	$580,000	75%	154.9%	$57,071

38 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Mr. Symons’ annual cash incentive award target changed on April 1, 2016 from 55% to 60% of base salary. His award is prorated to reflect a 55% target for three months and a 60% target for nine months.
(2)	Mr. Grey’s cash incentive award was prorated to reflect one month through his retirement on January 31, 2016.

2016 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards – Performance-Contingent Restricted Stock Units and Performance Units – that tie compensation to the financial performance and share price of PPL, based on EPS and TSR performance measures over different three-year periods.

Named Executive Officer	Target Opportunity (% of Base Salary)
	Total Long-term Incentive	40% Performance- Contingent Restricted Stock Units (Based on EPS)	60% Performance Units (Based on TSR)

W. H. Spence	450%	180%	270%

V. Sorgi	200%	80%	120%

V. A. Staffieri	175%	70%	105%

R. A. Symons*	100%	40%	60%

G. N. Dudkin	180%	72%	108%

R. J. Grey	165%	66%	99%

*	Mr. Symons’ long-term incentive target changed on April 1, 2016 from 70% to 100% of base salary.

It has been the CGNC’s long-time practice to grant the annual long-term incentive awards at its regularly scheduled January meeting.

While off-cycle awards may be made from time-to-time, for example, on the appointment of a new executive officer, no such awards were made in 2016 to the NEOs, with the exception of an award of additional Performance Units to Mr. Symons on April 1, 2016 as a result of increasing his long-term incentive target.

2016 Performance-Contingent Restricted Stock Unit Awards

The 2016 Performance-Contingent Restricted Stock Units were assigned a target value, with actual awards made to reflect PPL’s EPS performance over the three calendar years ended December 31, 2016. Awards were calculated based on year-end 2016 salary and granted in January 2017 for the 2014–2016 performance period. Restrictions lapse on the third anniversary of the grant date, subject to continued employment through that date. Dividend equivalents accrue on the performance units but are not paid unless and until the units vest.

PPL CORPORATION 2017 Proxy Statement 39

EXECUTIVE COMPENSATION

EPS performance targets are consistent with those established in each of the performance years for the annual cash incentive and provide an additional focus on delivering sustained long-term EPS performance. The goals and corresponding level of achievement for 2016 awards were as follows:

EPS Goals and Corresponding Level of Achievement for Last Three Years*
Performance Year	Threshold	Target	Maximum	Annual EPS Results	Achievement (% of Target)

2014	$2.00	$2.15 -$2.28	$2.78	$2.45	134.0%

2015	$2.05	$2.15	$2.37	$2.21	127.3%

2016	$2.11	$2.35	$2.59	$2.52	170.8%

Average EPS Goal Achievement for the Three-Year Performance Period					144.0%

*	When the CGNC set the EPS targets for 2016, in addition to using EPS from ongoing operations, the CGNC also excluded any gain or loss due to resets of currency hedges that were in excess of the business plan for 2016. EPS from ongoing operations as reported by the company for 2016 was $2.45. The adjusted EPS result for compensation purposes was $2.52.

The average EPS goal achievement for the three-year performance period was 144.0% of the target. Therefore, the following Performance-Contingent Restricted Stock Unit awards were approved and granted to the NEOs by the CGNC in January 2017 as part of their total compensation package for 2016. These awards will be reflected in the Summary Compensation Table and Grants of Plan-based Awards table for 2017.

Performance-Contingent Restricted Stock Unit Awards Granted for the Performance Period 2014-2016
Named Executive Officer	2016 Base Salary	Target (% of Salary)	Award Value	Units Granted(1)

W. H. Spence	$1,155,688	180%	$2,995,544	84,074

V. Sorgi	$525,000	80%	$604,800	16,975

V. A. Staffieri	$811,220	70%	$817,710	22,951

R. A. Symons(2)	£564,775	40%	£301,045	10,502

G. N. Dudkin	$525,412	72%	$544,747	15,289

R. J. Grey(3)	$580,000	66%	$46,689	—

(1)	Number of units granted is the award value divided by the closing price of PPL common stock on February 17, 2017, the effective date of the grants, which was $35.63, and equivalent to £28.6657 using an exchange rate of £0.80454 for Mr. Symons’ award. The number of units is rounded up to the nearest whole unit.

(2)	Mr. Symons’ award was prorated to reflect a 28% target for the first three months of 2016, and a 40% target, effective April 1, 2016, for the remaining nine months of 2016.

(3)	Mr. Grey’s award value was prorated due to his retirement on January 31, 2016. In lieu of granting Performance-Contingent Restricted Stock Units, the CGNC authorized his award to be paid in cash.

2016 Performance Unit Awards

The Performance Unit awards complement the Performance-Contingent Restricted Stock Unit awards by rewarding executives for relative shareowner value creation over three years starting in the year they are granted. Performance Unit awards granted in January 2016 were calculated based on year-end 2015 salary.

40 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY index, as follows:

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2016 to December 31, 2018.

The CGNC determined that the constituents of the UTY index are an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. Awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY index at the end of the three-year period. The CGNC has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. To illustrate the linkage of the Performance Units to actual performance, all performance units granted in 2009 and 2010 were forfeited after their three-year performance periods ended in 2011 and 2012, respectively, because the results did not meet the minimum level for any award. Dividend equivalents accrue on the Performance Units but are not paid unless and until the units vest.

The following Performance Unit awards were granted by the CGNC in January 2016, subject to PPL’s relative TSR ranking over the 2016-2018 performance period.

Performance Unit Awards Granted in 2016

Named Executive Officer	2015 Base Salary	Target (% of Salary)	Award Value	Number of Performance Units Granted*

W. H. Spence	$1,127,500	270%	$3,044,250	91,612

V. Sorgi	$500,000	120%	$600,000	18,056

V. A. Staffieri	$811,220	105%	$851,781	25,633

R. A. Symons	£551,050	60%	£305,968	12,615

G. N. Dudkin	$488,755	108%	$527,856	15,885

R. J. Grey	$580,000	99%	$574,200	17,280

*	Number of Performance Units granted is the award value divided by the closing price of PPL common stock on January 21, 2016, the date the CGNC approved the grants, which was $33.23, and equivalent to £23.51 using an exchange rate of £0.70761 for Mr. Symons’ award. Mr. Symons received an additional 2,770 units on April 1, 2016 as a result of his target award increasing from 42% to 60% of his base salary, for an aggregate award during 2016 of 12,615 units. The closing price of PPL common stock on April 1, 2016 was $38.19, and equivalent to £27.024 using an exchange rate of £0.70472 for Mr. Symons’ award. The number of units is rounded up to the nearest unit.

Following the CGNC’s assessment and certification of performance in early 2019, the applicable percentage of the Performance Unit awards and dividend equivalents will vest, if any.

Vesting of 2014–2016 Performance Units

Performance Unit awards were made to the NEOs in 2014, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2014 to December 31, 2016 relative to companies in the UTY.

PPL CORPORATION 2017 Proxy Statement 41

EXECUTIVE COMPENSATION

Over this three-year period, PPL ranked at the 40th percentile. As a result, the 2014–2016 Performance Units, and accrued dividend equivalents on the units earned, were earned at 62% of target.

Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, an annual cash incentive and long-term equity incentives in the form of Performance-Contingent Restricted Stock Units and Performance Units), the company also provides other forms of indirect compensation to the NEOs, which are summarized below.

Perquisites

PPL provides limited executive perquisites to its NEOs. Where provided, these are consistent with market practice and serve a direct business interest.

Financial planning services, including tax preparation and support, and a one-time payment for estate document preparation, are provided to the NEOs other than Mr. Symons. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation programs are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for an executive physical every two years, up to a cost of $5,000, and one-time genetic testing up to $5,000. The CGNC believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

Mr. Symons’ arrangements reflect U.K. market practice. Although he does not receive all of the perquisites described above, in accordance with the WPD Executive Car Allowance Policy, Mr. Symons receives a monthly cash allowance of £862.98 and reimbursement for fuel.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 7 to the Summary Compensation Table on page 49.

42 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

Indirect Compensation

The company provides executive benefits such as tax-qualified and supplemental non-qualified executive retirement plan benefits and nonqualified deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to all our salaried employees after they have spent a substantial portion of their careers with the company. Officers of the company, including the NEOs, participate in certain benefit programs offered to all PPL employees, or all LKE employees in the case of Mr. Staffieri, or all WPD employees in the case of Mr. Symons. In addition, officers are eligible for the executive benefit plans discussed below.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Spence, Sorgi and Dudkin Mr. Grey participated in this plan prior to his retirement on January 31, 2016

PPL Supplemental Executive Retirement Plan (PPL SERP)	• Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan • Closed to new officers after December 31, 2011	Messrs. Spence, Sorgi and Dudkin Mr. Grey participated in this plan prior to his retirement on January 31, 2016

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit plan that applies to certain employees hired before January 1, 2012, who are not vested in the PPL SERP	Messrs. Sorgi and Dudkin

LG&E and KU Retirement Plan (LG&E Retirement Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Staffieri

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants effective January 1, 2012	Mr. Staffieri

Electricity Supply Pension Scheme (ESPS)	• U.K. tax-approved defined benefit pension scheme	Mr. Symons

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2016” beginning on page 54.

PPL CORPORATION 2017 Proxy Statement 43

EXECUTIVE COMPENSATION

The primary capital accumulation opportunities for NEOs other than Messrs. Staffieri and Symons are: (1) stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan (as described below); and (2) voluntary savings opportunities that, for 2016, included (a) savings through the tax-qualified employee savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and (b) the PPL Executive Deferred Compensation Plan, which is a nonqualified deferred compensation arrangement.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan

•     Tax-qualified defined contribution plan

•     PPL provides matching contributions of up to 3% of the participant’s pay subject to contribution limits imposed by the Internal Revenue Service, or IRS

•     Pay defined as salary plus annual cash incentive award

•     Participants vest in PPL’s matching contributions after one year of service

•     Participants may request distribution of their account at any time following termination of employment

Messrs. Spence, Sorgi and Dudkin Mr. Grey participated in this plan prior to his retirement on January 31, 2016

PPL Executive Deferred Compensation Plan

•     Non-qualified deferred compensation plan

•     Participants may defer some or all of their cash compensation in excess of the estimated minimum legally required annual payroll tax withholding

•     Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL Deferred Savings Plan because of statutory limits on qualified plan benefits

•     There is no vesting condition for the company matching contributions

Messrs. Spence, Sorgi and Dudkin Mr. Grey participated in this plan prior to his retirement on January 31, 2016

The company also has a PPL Employee Stock Ownership Plan, or ESOP. Although it is a tax-qualified, employee stock ownership plan in which Messrs. Spence, Sorgi and Dudkin participate, no contributions have been made to the ESOP since 2012. Mr. Grey participated in the ESOP prior to his retirement on January 31, 2016.

Neither Mr. Staffieri nor Mr. Symons participates in the ESOP, the PPL Deferred Savings Plan or the PPL Executive Deferred Compensation Plan. Mr. Staffieri does, however, participate in the LG&E and KU Savings Plan and in the LG&E and KU Nonqualified Savings Plan, which allow participants to defer a maximum of 75% of base salary and annual cash incentive awards, as further described under “Executive Compensation Tables — Nonqualified Deferred Compensation in 2016” beginning on page 58.

44 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the CGNC has adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No hedging or pledging of PPL stock by officers and directors

✓ Retain independent compensation consultant	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Adopted proxy access	✗ No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✓ Require significant equity ownership; increased CEO’s required holdings from 5x to 6x base salary for 2017	✗ No “single trigger” change-in-control severance agreements

✓ Adopted clawback policy	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)
Chairman, President and CEO	6x(1)
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Business segment leaders(2)	2x

(1)	Effective for 2017, Mr. Spence’s equity guideline multiple increased from five to six times base salary.

(2)	Includes Messrs. Staffieri, Symons and Dudkin.

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the Guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The CGNC retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2016, and Mr. Grey was in compliance as of January 31, 2016, the day he retired. Messrs. Sorgi and Symons, who have served in their current position less than five years, are currently on track to meet their equity ownership requirements.

PPL CORPORATION 2017 Proxy Statement 45

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

In January 2013, the CGNC adopted a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company, including such remedies contained in the company’s equity grant agreements, employment letters, if any, and applicable law.

ADDITIONAL INFORMATION

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation under specific situations.

Employment Agreements. We generally do not enter into traditional employment agreements with executive officers. Other than a Service Agreement entered into with Mr. Symons in the U.K. as described at page 51 under “Employment Agreement,” there are no specific agreements with respect to length of employment that would commit the company to pay an executive for a specific period. Generally, our executive officers are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Retention Agreements. The company entered into a retention agreement with Mr. Grey on May 6, 2015, pursuant to which he retired from PPL on January 31, 2016. For specific details on Mr. Grey’s retention agreement, see “Retention Agreements” beginning on page 64.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Arrangements” on page 60) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have agreements with the company providing for separation benefits in the event of a change in control.

The major components of the company’s change-in-control protections are:

Accelerated Vesting of Specific Outstanding Equity Awards.

•

As of the close of a transaction that results in a change in control of PPL Corporation, all outstanding equity awards granted under the former ICP as part of the company’s executive compensation program (excluding restricted stock and restricted stock units issued pursuant to retention agreements) become available to executives. As a result, restrictions on all outstanding restricted stock units lapse, a pro rata portion of

46 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

performance units become payable and all unexercisable stock options become exercisable. No awards have been made under this plan since 2012, when a new equity plan, the SIP, was implemented.

•	Equity awards granted under the SIP become vested upon a change in control only if the executive is terminated following or in connection with the change in control (a “double trigger”).

•	Stock options granted prior to 2007 are exercisable for 36 months following a qualifying termination of employment in connection with a change in control; options granted in 2007 and thereafter under the ICP are, after a change in control, exercisable for the remaining term of the stock option.

The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Additional details on current arrangements and agreements are discussed further below under “Termination Benefits,” beginning on page 64, and “Change-in-Control Arrangements,” beginning on page 60.

Severance Benefits. To continue to retain and protect our executives, the company adopted an Executive Severance Plan in 2012 that provides severance benefits for officers, including the NEOs other than Mr. Symons, terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

The company has agreements with all of the NEOs that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Termination Benefits” at page 64.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1 million paid to the CEO and the next three most highly compensated executive officers (excluding the CFO). Performance-based compensation in excess of $1 million is deductible if specified criteria are met, including shareowner approval of applicable plans. In this regard, the PPL Corporation Short-term Incentive Plan is designed to enable PPL to make cash awards to officers that are deductible under Section 162(m). Similarly, the PPL SIP and the A&R SIP are structured to enable certain grants of equity-based incentive awards to be deductible under Section 162(m).

The CGNC generally seeks ways to limit the impact of Section 162(m). However, the CGNC believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes.

PPL CORPORATION 2017 Proxy Statement 47

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our chief financial officer, our former chief legal officer and our next three most highly compensated executives, known as named executive officers, or NEOs, for service to PPL and its subsidiaries. Mr. Spence also served as a director but received no separate compensation for board service.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
William H. Spence Chairman, President and Chief Executive Officer	2016	$1,154,712	—	$6,256,112	—	$2,506,225	$5,418,856	$171,354	$15,507,259
	2015	1,127,500	—	6,237,307	$727,355	1,838,953	2,994,822	54,075	12,980,012
	2014	1,126,760	—	6,292,601	—	2,134,132	3,808,318	27,445	13,389,256
Vincent Sorgi Senior Vice President and Chief Financial Officer	2016	524,134	—	1,233,033	—	569,258	485,430	50,108	2,861,963
	2015	498,462	—	994,921	70,635	407,750	153,159	32,318	2,157,245
	2014	398,404	—	613,624	—	344,924	318,067	27,602	1,702,621
Victor A. Staffieri Chairman of the Board and Chief Executive Officer — LG&E and KU Energy LLC	2016	811,220	—	1,750,470	—	843,263	1,264,598	78,401	4,747,952
	2015	811,220	—	1,745,339	39,745	898,629	60,305	76,630	3,631,868
	2014	811,220	—	1,843,401	—	751,393	3,173,983	88,862	6,668,859
Robert A. Symons Chief Executive — WPD	2016	741,127	—	789,848	—	668,969	1,466,339	25,331	3,691,614
	2015	836,038	—	691,919	6,569	690,156	369,842	20,288	2,614,812
	2014	872,710	—	775,944	—	609,305	1,520,212	27,115	3,805,286
Gregory N. Dudkin President — PPL Electric Utilities Corporation	2016	524,143	—	987,892	—	625,450	584,072	34,412	2,755,969

Robert J. Grey Former Executive Vice President and Chief Legal Officer	2016	66,923	$46,689	1,180,026	—	57,071	—	2,094,330	3,445,039
	2015	579,539	—	1,146,332	235,660	506,775	—	56,927	2,525,233
	2014	563,253	—	1,056,292	—	572,910	591,769	33,185	2,817,409

(1)	Mr. Staffieri served as Chairman of the Board, Chief Executive Officer and President of LKE until January 3, 2017, at which time he resigned as President.

Mr. Symons is based in the United Kingdom and is compensated in British pounds sterling. We converted his 2016 cash compensation, changes in pension value and personal benefits to U.S. dollars at an exchange rate of $1.3548, which was the average monthly translation rate for 2016, except with respect to the Non-Equity Incentive Plan Compensation amount, which was converted to U.S. dollars at an exchange rate of $1.2467, which is the translation rate for February 21, 2017, the date after the cash incentive award was paid to Mr. Symons because the payment date was a U.S. holiday.

Mr. Grey retired from the company on January 31, 2016.

(2)	Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2016 in the amounts indicated: Mr. Spence ($34,641); Mr. Sorgi ($15,724); Mr. Staffieri ($44,929); and Mr. Dudkin ($15,724). These amounts are included in the “Nonqualified Deferred Compensation in 2016” table on page 58 as executive contributions for the last fiscal year.

(3)	As described in “CD&A — 2016 Named Executive Officer Compensation — 2016 Long-term Equity Incentive Awards — 2016 Performance-Contingent Restricted Stock Unit Awards” above, the amount reflects an equivalent cash payment made in February 2017 to Mr. Grey based on EPS performance during 2014-2016 (and prorated due to his retirement on January 31, 2016) in lieu of a performance-contingent stock unit award that would have been granted to Mr. Grey in 2017. This cash payment had the effect of changing equity compensation that would have been reportable in 2018 had Mr. Grey been a NEO for 2017 to bonus compensation reportable in this year’s proxy statement for 2016.

(4)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair values of restricted stock units are calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair values of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2016” table on page 50. The maximum potential values as of the grant date of the performance units granted in 2016 assuming the highest level of performance are as follows: Mr. Spence — $6,764,630; Mr. Sorgi — $1,333,255; Mr. Staffieri — $1,892,741;

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Mr. Symons — $962,017; Mr. Dudkin — $1,172,948; and Mr. Grey — $1,275,955. For additional information on the assumptions made in the valuation of performance units, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC. Further information regarding the 2016 awards is included in the “Grants of Plan-Based Awards During 2016” and “Outstanding Equity Awards at Fiscal Year-End 2016” tables elsewhere in this proxy statement.

(5)	For 2016, amounts represent cash awards made in March 2017 for performance under the company’s annual cash incentive award program for 2016, which were made under PPL’s 2016 Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Spence ($75,187); Mr. Sorgi ($113,852); Mr. Staffieri ($50,596); and Mr. Dudkin ($18,764). These amounts will be included in the “Nonqualified Deferred Compensation in 2017” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2017.

(6)	This column represents the sum of the changes during 2016 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Spence, Sorgi, Dudkin and Grey, the LG&E and KU Retirement Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Staffieri and the Electricity Supply Pension Scheme in the United Kingdom for Mr. Symons. See “Pension Benefits in 2016” beginning on page 54 for additional information, including the payments made during 2016 to Mr. Grey under his pension plans. No amounts are shown for 2016 under this column for Mr. Grey as his change in pension value during 2016 was a negative amount. Mr. Grey’s net decrease in pension value for 2016 was ($60,023), composed of a decrease in the value of his accumulated benefit under the PPL SERP of ($42,143) and a decrease in the value of his accumulated benefit under the PPL Retirement Plan of ($17,880). No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan are reportable for 2016. As to Mr. Staffieri, no above-market or preferential earnings under the LG&E and KU Nonqualified Savings Plan and LG&E Energy Corp. Nonqualified Savings Plan are reportable for 2016. See “Nonqualified Deferred Compensation in 2016” beginning on page 58 for additional information. Mr. Symons does not participate in a deferred compensation plan.

(7)	The table below reflects the components of this column for 2016, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, payments made to Mr. Grey pursuant to the PPL Executive Severance Plan and his retention agreement, and certain perquisites including financial planning and tax preparation services, company car and other personal benefits as noted.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning and Tax Preparation	Company Car(a)	Other		Total
W. H. Spence	$ 7,950	$141,804	$11,000	—	$ 10,600	(b)(c)	$ 171,354
V. Sorgi	7,950	24,058	11,000	—	7,100	(b)(c)	50,108
V. A. Staffieri	11,130	60,684	6,587	—	—		78,401
R. A. Symons	—	—	—	$23,109	2,222	(d)	25,331
G. N. Dudkin	7,950	15,462	11,000	—	—		34,412
R. J. Grey	7,950	21	9,000	—	2,077,359	(c)(e)	2,094,330

(a)	Reflects car benefits provided to Mr. Symons, including monthly car allowance and reimbursement for fuel. Benefit is capped at £20,000 per year.

(b)	Includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

(c)	Includes $600 cash payment to employees who voluntarily switched to a high-deductible health plan.

(d)	Cost of private medical insurance plan in the United Kingdom for Mr. Symons, his wife and any dependent children.

(e)	Includes the following payments made to Mr. Grey: (1) $1,186,249 paid pursuant to the PPL Executive Severance Plan; (2) $830,000 paid pursuant to his retention agreement; and (3) $60,510 paid upon his retirement for accrued vacation. For more information regarding Mr. Grey’s agreement, see “Retention Agreements” beginning on page 64.

PPL CORPORATION 2017 Proxy Statement 49

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2016

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2016.

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
W. H. Spence	1/21/2016	$808,982	$1,617,963	$3,235,926
	1/21/2016							86,482	$2,873,797
	1/21/2016				22,903	91,612	183,224		3,382,315
V. Sorgi	1/21/2016	183,750	367,500	735,000
	1/21/2016							17,045	566,405
	1/21/2016				4,514	18,056	36,112		666,628
V. A. Staffieri	1/21/2016	304,207	608,415	1,216,830
	1/21/2016							24,198	804,100
	1/21/2016				6,408	25,633	51,266		946,370
R. A. Symons	1/21/2016	210,418	420,836	841,673
	1/21/2016							9,294	308,840
	1/21/2016				2,461	9,845	19,690		363,477
	4/01/2016				693	2,770	5,540		117,531
G. N. Dudkin	1/21/2016	210,165	420,330	840,659
	1/21/2016							12,080	401,418
	1/21/2016				3,971	15,885	31,770		586,474
R. J. Gregy	1/21/2016	217,500	435,000	870,000
	1/21/2016							16,312	542,048
	1/21/2016				4,320	17,280	34,560		637,978

(1)	These columns show the potential payout range under the 2016 annual cash incentive award program. For additional information, see “CD&A — 2016 Named Executive Officer Compensation — 2016 Annual Cash Incentive Awards” beginning on page 36. The cash incentive payout range is from 50% to 200% of target. If the actual performance falls below the 50% payout level, the payout is zero. Mr. Symons is based in the United Kingdom and is compensated in British pounds sterling. We converted his annual cash incentive award ranges to U.S. dollars at an exchange rate of $1.3548, which is the average monthly translation rate for 2016.

(2)	These columns show the potential payout range for the performance units granted in 2016 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2016 Named Executive Officer Compensation — 2016 Long-term Equity Incentive Awards — 2016 Performance Unit Awards” beginning on page 40. The payout range for performance unit awards granted in 2016 is from 25% to 200% of target. The performance period is 2016-2018. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the Philadelphia Stock Exchange Utility Index, or UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 25% payout level, the payout is zero.

(3)	This column shows the number of performance-contingent restricted stock units granted in 2016 to the NEOs under PPL’s SIP based on EPS performance during 2013-2015. For additional information, see “CD&A — 2016 Named Executive Officer Compensation — 2016 Long-term Equity Incentive Awards — 2016 Performance-Contingent Restricted Stock Unit Awards” beginning on page 39. In general, restrictions on the awards will lapse on January 21, 2019, three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

(4)

This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. For restricted stock units granted on January 21, 2016, grant date fair value is calculated using the closing price of PPL common stock on the NYSE on the grant

50 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

date of $33.23. For performance units, grant date fair value is calculated using a Monte Carlo pricing model value of $36.92 for the awards granted on January 21, 2016, and $42.43 for the additional awards granted to Mr. Symons on April 1, 2016. For additional information on the valuation assumptions for performance units, see Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC.

Employment Agreement

Mr. Symons is a party to an amended and restated Service Agreement, dated March 16, 2015, with Western Power Distribution (South West) plc, or WPD (South West). He serves as the Chief Executive of the Western Power Distribution group of companies, four of which are British regional electricity distribution utility companies. The Service Agreement provides that Mr. Symons is eligible to participate, at WPD (South West)’s discretion, in any bonus or incentive plans for senior executives and/or directors provided by WPD (South West) from time to time. Currently, Mr. Symons participates in the Directors’ Results Related Bonus Scheme. The terms of the Service Agreement further provide that Mr. Symons, his wife and dependent children are entitled to participate in a private medical insurance plan, at WPD (South West)’s expense. Mr. Symons is also entitled to use of a car and fuel benefits in accordance with WPD (South West)’s executive car program. His car benefits are capped at an annual amount equal to £20,000. WPD (South West) has also committed, while Mr. Symons is employed with the company, to provide life insurance for him in the amount of £4.85 million. The amount of insurance is adjusted annually in connection with the Retail Price Index in the United Kingdom. This benefit terminates once Mr. Symons leaves WPD (South West). The term of the Service Agreement continues until after six months’ notice to terminate provided by either WPD (South West) or Mr. Symons, or until Mr. Symons is otherwise terminated as provided in the agreement.

In the event that Mr. Symons’ employment is terminated during the two-year period following a change in control of WPD (South West) (as defined in the Service Agreement and discussed further below) pursuant to a “relevant event” (as described below), Mr. Symons is entitled to (1) a lump-sum payment equal to two times his taxable pay received from WPD (South West) during the 12-month period immediately preceding the change in control, payable within seven days of the termination of his employment and (2) amounts owed to him under the pension plan in which he participated up until April 2006. See “Potential Payments upon Termination or Change in Control of PPL Corporation — Change-in-Control Arrangements” beginning on page 60 for additional change-in-control benefits available to Mr. Symons.

For purposes of the Service Agreement, “relevant event” is defined to mean (1) a termination of Mr. Symons’ employment by WPD (South West) other than because of his gross misconduct or his material breach of contract or (2) a termination of Mr. Symons’ employment by him pursuant to one of a number of circumstances including (a) a material alteration in his position or responsibilities; (b) a reduction in his base salary; (c) the relocation of Mr. Symons’ place of work more than 50 miles away; or (d) a cutback or exclusion from a compensation plan, pension plan or welfare plan.

Mr. Symons’ Service Agreement contains restrictive covenants, including an indefinite covenant not to disclose confidential information and, during Mr. Symons’ employment and for the 12-month period following termination of his employment, a covenant not to solicit employees and directors of WPD (South West) or its subsidiaries.

PPL CORPORATION 2017 Proxy Statement 51

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

The following table provides information on all unexercised stock option, or for Mr. Symons phantom stock option, awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2016. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, phantom stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 30, 2016, the last trading day of 2016, which was $34.05. For additional information about stock awards, see “CD&A — 2016 Named Executive Officer Compensation — 2016 Long-term Equity Incentive Awards” beginning on page 39.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. H. Spence	1/24/08	77,419		42.84	1/23/2018
	7/22/11	10,344		25.24	7/21/2021
	1/26/12	430,041		25.41	1/25/2022
	1/24/13	776,968		26.59	1/23/2023
						304,443	10,366,284
	1/22/15							198,146	6,746,878
	1/21/16							23,626	804,474
V. Sorgi	3/29/10	13,696		25.13	3/28/2020
	1/27/11	26,561		23.20	1/26/2021
	1/26/12	29,624		25.41	1/25/2022
	1/24/13	55,153		26.59	1/23/2023
						39,829	1,356,177
	1/22/15							35,154	1,197,003
	1/21/16							4,657	158,554
V. A. Staffieri						87,566	2,981,622
	1/22/15							55,440	1,887,732
	1/21/16							6,611	225,088
R. A. Symons	2/15/08	24,208		42.88	2/15/2018
						35,261	1,200,637
	1/22/15							21,982	748,487
	1/21/16							3,246	110,535
G. N. Dudkin						57,204	1,947,796
	1/22/15							26,232	893,200
	1/21/16							4,097	139,494
R. J. Grey	1/24/08	33,498		42.84	1/23/2018
	1/22/09	50,192		28.77	1/21/2019
	1/21/10	46,052		28.09	1/20/2020
	1/22/15							36,408	1,239,692
	1/21/16							4,457	151,744

52 PPL CORPORATION 2017 Proxy Statement

EXECUTIVE COMPENSATION

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units.

(2)	All securities underlying unexercised options are exercisable.

(3)	All restricted stock units for the NEOs under PPL’s ICP and the SIP vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including dividend equivalents reflected as additional restricted stock units, are:

	Grant Date	Vesting Dates
Name		1/23/17	6/17/17	1/22/18	1/21/19
W. H. Spence	1/23/14	116,890
	1/22/15			98,341
	1/21/16				89,212
V. Sorgi	1/23/14	8,432
	1/22/15			13,814
	1/21/16				17,583
V. A. Staffieri	1/23/14	35,082
	1/22/15			27,522
	1/21/16				24,962
R. A. Symons	1/23/14	14,764
	1/22/15			10,910
	1/21/16				9,587
G. N. Dudkin	3/01/11		16,131
	1/23/14	15,589
	1/22/15			13,023
	1/21/16				12,461

(4)	The number of performance units granted in 2015 disclosed in the table for each NEO represents the maximum payout amount for 2015 awards. The maximum amount is used because PPL’s TSR was above the target payout level of the awards as compared to its industry peers for the time period of 2015 through 2016, the first two years of the three-year performance period for the 2015 awards. The number of performance units granted in 2016 disclosed in the table for each NEO represents the threshold payout amount for 2016 awards. The threshold amount is used because PPL’s TSR was below the threshold payout level of the awards as compared to its industry peers for 2016, the first year of the three-year performance period for the 2016 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

These performance units are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2017 for the 2015 awards and December 31, 2018 for the 2016 awards, the number of performance units earned is not determined until the CGNC certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2016 Named Executive Officer Compensation — 2016 Long-term Equity Incentive Awards — 2016 Performance Unit Awards” beginning on page 40 for a discussion of the performance goals related to TSR and the attainment levels for each award.

PPL CORPORATION 2017 Proxy Statement 53

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table provides information for each of the NEOs with respect to (1) stock option and phantom stock option award exercises during 2016, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2016 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
W. H. Spence	189,669	$1,772,110	186,938	$6,360,761
V. Sorgi	—	—	17,258	587,287
V. A. Staffieri	81,426	602,829	60,828	2,069,603
R. A. Symons	59,684	495,470	22,227	756,302
G. N. Dudkin	34,102	417,743	25,439	865,545
R. J. Grey	343,963	3,807,966	87,191	3,165,942

(1)	For Mr. Symons, the phantom stock option awards reflected in the table were settled in cash in accordance with their terms.

(2)	Amounts reflect the difference between the exercise price of the stock option, or for Mr. Symons, phantom stock option, award and the closing price on the NYSE of PPL common stock underlying the stock option or phantom stock option award at the time of exercise.

(3)	Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 30, 2016 on the NYSE of the shares of PPL common stock underlying the performance units granted in 2014 that are deemed to have been earned as of December 31, 2016, the last day of the three-year performance period.

PENSION BENEFITS IN 2016

The following table sets forth information on the pension benefits for the NEOs under each of the following pension plans:

•	PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 2,172 active employees as of December 31, 2016. The PPL Retirement Plan was closed to new salaried employees after December 31, 2011. As applicable to Messrs. Spence, Sorgi and Dudkin, and to Mr. Grey until 2016 when he received a lump-sum payment, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the Average Social Security Wage Base plus

1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by

the sum of years of credited service (up to a maximum of 40 years).

Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2016, $75,180. The executive’s annual earnings taken into account

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under each formula include base salary and cash incentive awards, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2016).

The benefit an employee earns is payable starting at retirement on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions.

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2016 was $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL Supplemental Executive Retirement Plan described below.

•	PPL Supplemental Compensation Pension Plan. This plan is an unfunded and not qualified for tax purposes plan that covers approximately 54 active employees, including Messrs. Sorgi and Dudkin, hired prior to January 1, 2012 who are vested in the PPL Retirement Plan and are not vested in the PPL SERP, at the time of termination or retirement. The benefit formula is the same as the PPL Retirement Plan, but it reflects compensation in excess of the IRS-prescribed limit of $265,000 for 2016. The plan benefit is calculated using all PPL affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Messrs. Sorgi and Dudkin vest in the PPL SERP, they will no longer be eligible for this plan.

•	PPL Supplemental Executive Retirement Plan. The PPL SERP covers approximately five active officers as of December 31, 2016, including Messrs. Spence, Sorgi and Dudkin, and Mr. Grey until his retirement on January 31, 2016, to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers after December 31, 2011.

The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60, or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the PPL SERP or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

The company does not have a policy for granting additional years of service but has done so under the PPL SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the CGNC. The CGNC previously granted to Mr. Spence an additional year of service for each year of employment under the PPL SERP as a retention mechanism. Mr. Grey was credited with service under the PPL SERP commencing as of age 30, based on plan provisions in effect prior to January 1, 1998. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant. The table below reflects the additional service amounts based on service as of December 31, 2016 for all NEOs, other than Mr. Grey who retired on January 31, 2016. Please refer to the table footnotes for additional information related to credited service under the PPL SERP.

•

LG&E and KU Retirement Plan. The LG&E and KU Retirement Plan, or LG&E Retirement Plan, is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,500 active employees as of December 31, 2016 and that was closed to new participants on December 31, 2005. As applicable to Mr. Staffieri,

PPL CORPORATION 2017 Proxy Statement 55

EXECUTIVE COMPENSATION

the LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of the following two formulas:

•	The first formula is 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years).

•	The second formula is 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years).

Under the LG&E Retirement Plan, the “average monthly earnings” is the average of the highest five consecutive monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2016), divided by 12.

“Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service.

Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2016 is $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

•	LG&E and KU Supplemental Executive Retirement Plan. Mr. Staffieri is a participant in the LG&E and KU Supplemental Executive Retirement Plan, or LG&E SERP. The LG&E SERP is unfunded and is not qualified for tax purposes. It was closed to new participants effective January 1, 2012. Accrued benefits under the LG&E SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The LG&E SERP formula is equal to 64% of the average monthly compensation less

•	100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65;

•	100% of the primary Social Security Benefit payable at age 65;

•	100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and

•	100% of any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers.

The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator is 15.

“Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

•

Electricity Supply Pension Scheme. Mr. Symons was an active participant in the Electricity Supply Pension Scheme, or ESPS, in the United Kingdom until April 6, 2006, at which time he ceased to accrue any benefits under the ESPS. The ESPS is a United Kingdom tax-approved defined benefit pension scheme. It provides at retirement an annual pension of 1/80th of final salary for each year of service, a lump sum of three times a member’s annual pension, which is payable at retirement, and dependents’ benefits payable on the member’s

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death. In addition to the standard benefit accrual rate of 1/80th, Mr. Symons received an enhancement to his pension of 1/30th accrual rate for the period April 1, 2000 to April 5, 2006. He began receiving distributions from the ESPS on March 20, 2012, and the distributions received during 2016 are included in the following table.

Name	Plan Name	Number of Years Credited Service(1)		Present Value of Accumulated Benefit(2)(3)		Payments During Last Fiscal Year
W. H. Spence	PPL Retirement Plan	10.5		$678,196		—

	PPL SERP	21.0	(4)	21,047,056		—
V. Sorgi	PPL Retirement Plan	10.7		457,440		—

	PPL Supplemental Compensation Pension Plan	10.7		642,016		—

	PPL SERP	10.7		882,033		—
V. A. Staffieri	LG&E Retirement Plan	24.8		1,762,298		—

	LG&E SERP	24.8		14,780,792		—
R. A. Symons	Electricity Supply Pension Scheme	34.0		14,109,070	(5)	$545,396	(5)
G. N. Dudkin	PPL Retirement Plan	7.5		481,307		—

	PPL Supplemental Compensation Pension Plan	7.5		799,180

	PPL SERP	7.5		1,433,239		—
R. J. Grey	PPL Retirement Plan	N/A		N/A		1,249,334

	PPL SERP	N/A		N/A		6,455,622

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the PPL SERP to Messrs. Spence and Grey.

(2)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are:

Plan	Assumed Retirement Date(a)	Discount Rate	Post-retirement Mortality Assumption
PPL Retirement Plan	60	4.22%	RP-2014 gender specific healthy annuitant tables with white collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis (for LG&E and KU Retirement Plan and the LG&E and KU SERP, the base rates are increased by 2%)
PPL Supplemental Compensation Pension Plan	60	4.22%
LG&E Retirement Plan	60	4.20%
LG&E SERP	62	4.24%

PPL SERP	60	4.21%	RP-2014 gender specific healthy annuitant tables with no collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis.
Electricity Supply Pension Scheme	60	2.87%	Based upon United Kingdom standard tables S2PMA and S2PFA appropriate for the member’s year of birth and future improvements subject to the standard table projected forward from 2007 in line with the 2015 CMI core projections with a long-term improvement rate of 1.0% per annum.

(a)

For the PPL Retirement Plan, PPL Supplemental Compensation Pension Plan and PPL SERP, this column reflects the age at which retirement may occur without any reduction in benefits. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60

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EXECUTIVE COMPENSATION

provided that the employee has at least 20 years of service. Effective January 1, 2015, for the LG&E Retirement Plan, the age at which retirement may occur without any reductions in benefits is age 60. For the LG&E SERP, the age at which retirement may occur without any reduction in benefits is age 62. For the Electricity Supply Pension Scheme, the age at which retirement may occur without any reduction in benefits is age 60.

(3)	The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the actual benefits payable under the PPL SERP and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2016, other than for Mr. Grey who retired on January 31, 2016. The full amount of accumulated benefits was paid to Mr. Grey during 2016 in connection with his retirement.

SERP Payments upon Termination as of December 31, 2016(a)
Named Executive Officer	Retirement	Death	Disability
W. H. Spence	$22,004,669	$10,565,348	$22,004,669
V. Sorgi(b)	—	203,215	—
V. A. Staffieri(c)	14,884,376	7,840,610	11,997,382
G. N. Dudkin(b)	—	—	—
R. J. Grey(b)	N/A	N/A	N/A

(a)	Messrs. Spence, Sorgi, Grey and Dudkin have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Staffieri, the LG&E SERP does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. See note (c) below for Mr. Staffieri’s monthly LG&E SERP benefits. The amounts shown in this table represent the values that would have become payable based on a December 31, 2016 termination of employment, except for Mr. Grey who retired on January 31, 2016. Other than for Mr. Grey, actual payment would be made following December 31, 2016 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code. Mr. Grey received the first lump-sum distribution of his SERP in the amount of $2,680,047 on February 12, 2016, and the remaining distribution in the amount of $3,775,575 on August 1, 2016.

(b)	Messrs. Sorgi and Dudkin are not eligible to retire under the PPL SERP, but Mr. Sorgi has a death benefit. If Mr. Sorgi or Mr. Dudkin had left the company voluntarily on December 31, 2016, they would have been eligible to receive benefits under the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, but not under the PPL SERP. Mr. Grey retired from the company on January 31, 2016 and was vested in a deferred benefit under the PPL Retirement Plan and the PPL SERP.

(c)	If Mr. Staffieri had retired on December 31, 2016 and commenced his LG&E SERP benefit on January 1, 2017, the monthly LG&E SERP benefit payable as a life annuity would have been $82,822. If he had died on December 31, 2016, the monthly LG&E SERP benefit payable to his spouse for her lifetime beginning January 1, 2017 would have been $41,971. If Mr. Staffieri had become disabled on December 31, 2016, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $82,351.

(4)	Includes 10.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2016 under the PPL SERP of $10,712,996.

(5)	Mr. Symons is based in the United Kingdom and receives his pension benefits in British pounds sterling. His present value of accumulated benefit as of December 31, 2016 is converted from Pounds Sterling to U.S. dollars at an exchange rate of $1.2359, the translation rate for December 30, 2016, and his pension distributions are converted to U.S. dollars at an exchange rate of $1.3548, which is the average monthly translation rate for 2016.

NONQUALIFIED DEFERRED COMPENSATION IN 2016

The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2016 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment

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choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 1.30% to 23.53% during 2016. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2016, Messrs. Spence, Sorgi, Dudkin and Grey notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they either leave or retire from the company. The company’s Corporate Leadership Council, which currently consists of the chief executive officer, chief financial officer and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate will be reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. The interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Staffieri’s rate of return for 2016 was 3.5%.

In general, distributions under the LG&E and KU Nonqualified Savings Plan are made as specified by the NEO at the time of completion of the deferral agreement. A “hardship distribution” may be approved by the Employee Benefits Plan Board, however, if there is an unforeseeable emergency, as defined by Section 409A of the Internal Revenue Code, which causes a severe financial hardship to the participant.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Staffieri’s rate of return for 2016 was 3.5%

Mr. Symons does not participate in a deferred compensation plan.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
W. H. Spence	PPL Executive Deferred Compensation Plan	$ 89,810	$141,804	$78,266	—	$1,121,696
V. Sorgi	PPL Executive Deferred Compensation Plan	138,049	24,058	38,029	—	456,250
V. A. Staffieri	LG&E and KU Nonqualified Savings Plan	98,847	60,684	36,776	—	1,120,277
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	38,857	—	1,131,360
G. N. Dudkin	PPL Executive Deferred Compensation Plan	21,311	15,462	9,509	—	176,089
R. J. Grey	PPL Executive Deferred Compensation Plan	—	21	(2,524)	$(909,233)	—

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EXECUTIVE COMPENSATION

(1)	The following NEOs deferred salary in 2016 in the amounts indicated: Spence—$34,641; Sorgi—$15,724; Staffieri—$44,929; and Dudkin—$15,724, which is included in the “Salary” column of the Summary Compensation Table for 2016. In addition, the following NEOs deferred a portion of their cash incentive awards for 2015 performance paid in 2016, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015: Spence—$55,169; Sorgi—$122,325; Staffieri—$53,918 and Dudkin—$5,587.

(2)	Amounts in this column are company matching contributions during 2016 and are included in the Summary Compensation Table for 2016 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2016 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)	Represents the total balance of each NEO’s account as of December 31, 2016. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years:

Named Executive Officer	Executive Contributions	Registrant Contributions	Total
W. H. Spence	$334,052	$218,873	$552,925
V. Sorgi	164,875	22,365	187,240
V. A. Staffieri	468,051	288,502	756,553
G. N. Dudkin	0	0	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF

PPL CORPORATION

Change-in-Control Arrangements

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”).

The change-in-control agreement with respect to Mr. Spence is of the older form of agreement. The agreements for Messrs. Sorgi, Staffieri and Dudkin follow the new form of agreement and are described separately below. Mr. Symons’ agreement, while substantially similar to Mr. Spence’s agreement, differs as described below.

The change-in-control agreement for Mr. Spence defines “Change in Control” as the occurrence of any of the following five specific events:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by Mr. Spence would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan would constitute “good reason.” The benefits provided under this agreement replaces any other severance benefits that the company or any prior severance or change-in-control agreement would provide to him.

There is no benefit payable before or after a change in control if Mr. Spence is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Mr. Spence’s change-in-control agreement continues in effect until December 31, 2017, and the agreement is automatically extended for additional one-year periods. If a change in control occurs during the agreement’s term, the

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agreement will expire no earlier than 36 months after the month in which the change in control occurs. The agreement specifies that Mr. Spence will be entitled to the severance benefits described below if, in connection with a change in control, his employment is terminated for any reason other than death, disability, retirement or “cause,” or he terminates employment for “good reason.”

These benefits include:

•	a lump-sum payment equal to three times the sum of (1) Mr. Spence’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual cash incentive award in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum payment having an actuarial present value equal to the additional pension benefits Mr. Spence would have received had he continued to be employed by the company for an additional 36 months;

•	the continuation of welfare benefits for Mr. Spence and his dependents for the 36-month period following separation (reduced to the extent he receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level;

•	vesting of all performance units outstanding, calculated on a prorated basis of months of completed service, assuming achievement at 100% of target, plus an amount payable in cash to provide payment for the maximum payout level (200% of target);

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits for which Mr. Spence would have become eligible within the 36-month period following the change in control.

The CGNC approved a new form of change-in-control agreement to be used for those officers entering into such agreements after December 31, 2011, including for Messrs. Sorgi, Staffieri and Dudkin. The new form differs from the prior form in the following areas:

•	provides that the term may not expire during the period in which a change in control (a “potential” change in control) may occur, and expires no earlier than 24 months after a change in control actually occurs;

•	eliminates excise tax gross-ups;

•	eliminates accrual of additional pension service and benefit credits;

•	eliminates payment upon a “potential” change in control unless a qualifying termination of employment actually occurs and is in connection with the “potential” change in control;

•	shortens the notice period from 15 months to six months’ advance notice to terminate an agreement;

•	eliminates welfare benefit continuation (other than retiree welfare benefits, as described below); instead, the company would pay a lump-sum payment equivalent to the cost of COBRA coverage that would be incurred for the 24-month period following termination of employment; and

•	limits outplacement services to $50,000.

The change-in-control agreements for Messrs. Sorgi, Staffieri and Dudkin continue in effect until December 31, 2017, and are generally automatically extended for additional one-year periods. Their agreements provide that they will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates their employment for any reason other than death, disability, retirement or “cause,” or the executive terminates employment for “good reason.”

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EXECUTIVE COMPENSATION

Pursuant to Messrs. Sorgi’s, Staffieri’s and Dudkin’s agreements, a “change in control” is defined to include the following events:

•	a change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•	an investor group acquires 30% or more of the company’s common stock;

•	a merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•	the sale or other disposition of substantially all the company’s assets.

Messrs. Sorgi’s, Staffieri’s and Dudkin’s change-in-control agreement benefits include:

•	a lump-sum payment equal to three times the sum of (1) their respective base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent cash-based incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance as of the date of change in control;

•	outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000; and

•	post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination, or if more favorable to Messrs. Sorgi, Staffieri or Dudkin, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs.

Mr. Symons’ change-in-control agreement is substantially similar to the change-in-control agreement for Mr. Spence, but differs from his agreement in the following respects:

•	The definition of “Change in Control” in Mr. Symons’ agreement also includes the occurrence of any of the following two specific events:

•	all or substantially all of the assets of subsidiaries of PPL Global, LLC that are located in the United Kingdom are sold or all or substantially all of the United Kingdom assets of the subsidiaries of PPL Global, LLC are transferred to the ownership of one or more business entities that have less than 50% of their ownership interests attributable to PPL Global, LLC and its subsidiaries after such transfer and PPL Global, LLC does not exercise active operational control of such entity or entities; or

•	either (1) WPD (South West) comes under the control of any person, or persons acting in concert, not having control of WPD (South West) as of May 11, 2006 or (2) the person or persons having the right to control, directly or indirectly, a majority of the votes that may ordinarily be cast at general meetings of WPD (South West) or the right to control the composition of the Board of Directors of WPD (South West) cease to have those rights, if, in either case, PPL Corporation does not maintain an equity or voting interest of at least 50%;

•	In the event of a qualifying termination of employment, Mr. Symons would generally be entitled to a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years;

•	Mr. Symons’ agreement provides for a lump-sum payment having an actuarial present value equal to the additional pension benefits he would have received had he continued to be employed by the company for an additional 24 months;

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•	Mr. Symons’ agreement does not provide for continuation of welfare benefits for Mr. Symons and his dependents following separation;

•	Mr. Symons’ agreement does not provide for payment or vesting of any incentive compensation awards (including performance units) for uncompleted periods;

•	Mr. Symons’ agreement provides for outplacement services of up to two years (Mr. Spence would be entitled to receive outplacement services of up to three years);

•	Mr. Symons’ agreement does not provide for excise tax gross-ups; and

•	Mr. Symons’ agreement does not provide for any post-retirement health care and life insurance benefits.

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•	the restriction period applicable to any outstanding restricted stock unit awards lapses for those awards granted under the SIP;

•	the performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though there had been achievement of goals satisfying the target award (although the change-in-control agreements with respect to Mr. Spence would provide a cash payment in addition to this amount based on assumed achievement at the maximum level);

•	the restriction period on any outstanding stock options under the SIP lapses on qualifying termination of employment;

•	upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•	upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

See the table beginning on page 67 for the estimated value of benefits to be paid if Messrs. Spence, Sorgi, Staffieri, Symons or Dudkin were terminated on December 31, 2016, after a change in control of PPL for qualifying reasons. Because no change of control event was associated with Mr. Grey’s departure from the company, no amounts associated with a change in control are included in the table for him.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the Executive Deferred Compensation Plan, change-in-control agreements and the DDCP if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

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EXECUTIVE COMPENSATION

Retention Agreements

On May 6, 2015, in connection with the planned retirement of Mr. Grey, PPL entered into a Retention Agreement with Mr. Grey. The Retention Agreement provided for Mr. Grey’s retirement from PPL on January 31, 2016, except that if PPL would have entered into an agreement prior to January 31, 2016, the consummation of which would constitute a “Change in Control” of PPL, Mr. Grey would have instead retired upon the consummation of the “Change in Control.”

The Retention Agreement provided that, during the retention period, Mr. Grey’s compensation would continue to be set by the CGNC, consistent with past practice and the compensation arrangements of other senior executives of PPL, except that the service-based vesting requirements of any long-term incentive awards granted during the retention period would not require Mr. Grey to remain employed by PPL after the retention period and Mr. Grey’s salary and bonus targets would not be reduced from the level in effect on the effective date of the Retention Agreement other than any reduction that is consistent with a general reduction by PPL of the salary or bonus targets of its senior executive officers. In addition, during the retention period, Mr. Grey remained eligible to receive all benefits and perquisites consistent with those generally provided by PPL to senior executives. The Retention Agreement also provided for PPL to pay the reasonable and documented attorneys’ fees incurred by Mr. Grey in connection with entering into the Retention Agreement, in an amount not to exceed $25,000.

Following the expiration of the retention period, Mr. Grey became entitled to receive a lump-sum payment equal to $830,000 in addition to amounts otherwise payable pursuant to PPL’s Executive Severance Plan.

PPL previously entered into a retention agreement with Mr. Dudkin under which he holds 16,131 shares of restricted stock units. The retention agreement ends June 17, 2017, at which time the restrictions lapse.

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment, but the value of those benefits and their components vary depending upon the circumstances. A qualifying termination in connection with a change in control of PPL Corporation, or WPD (South West) for Mr. Symons, triggers contractual benefits under the change in control and equity award agreements described above. A retirement results in benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2016, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. As for Mr. Grey, who retired on January 31, 2016, information is provided for what he actually received upon his departure from PPL. In addition, as permitted by SEC disclosure rules, the table does not reflect any amount provided to an NEO that is generally available to all salaried employees. Also, the table does not repeat information disclosed in the “Pension Benefits in 2016” table, the “Nonqualified Deferred Compensation in 2016” table or the “Outstanding Equity Awards at Fiscal Year-End 2016” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected and is noted as such in the footnotes to the table.

In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Additional Information — Special Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs, other than Mr. Symons, are participants in the PPL Executive Severance Plan. The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy. Pursuant to this plan, each of the NEOs, other than Mr. Symons, is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability from the NEO. Mr. Grey received severance benefits under the PPL Executive Severance Plan when his employment was terminated in January of 2016 as part of organizational changes resulting from the spinoff of the company’s competitive generation business.

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As discussed above in “Change-in-Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of the NEOs that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control. The benefits provided under these agreements replace any other severance benefits provided to the NEOs by PPL, including any benefit under the PPL Executive Severance Plan or any prior severance or change-in-control agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable” for Mr. Spence.

Account balances under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2016” table on page 58 above and are not included in the table below.

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Mr. Sorgi is currently ineligible to retire.

In the event any of the NEOs were to die or terminate employment due to a disability, the CGNC has the authority to consider an award. If Mr. Sorgi was to leave voluntarily, he would not be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control of PPL Corporation, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the change-in-control agreements entered into with the NEOs. Also in the case of a change in control, if a termination under these change-in-control agreements occurs during the performance year, accrued incentive cash awards are payable on a prorated basis for the period worked during the year using the assumption that performance goals were attained at target.

Long-term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP, or in the event of a change in control under the ICPKE. Under the SIP, if there is a change in control, restrictions lapse if there is a termination not for “cause” or for “good reason.” Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement eligible.

Effective with performance units granted in 2014, if the NEO is eligible to retire, and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period. In the event of a change in control, the performance period ends and there is pro rata vesting as if the target shareowner return was achieved. See “Change-in-Control Arrangements” above for a discussion of enhanced benefits that are triggered if Mr. Spence is terminated in connection with a change in control of the company. Performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

In all events where performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target (other than for Mr. Spence, who is entitled to an additional cash payment in the case of a change in control to provide payout at the maximum payout level), except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

All stock options, and phantom stock options, currently outstanding are fully vested and exercisable and therefore are not reflected in the table below.

PPL CORPORATION 2017 Proxy Statement 65

EXECUTIVE COMPENSATION

The term of all previously granted PPL stock options is 10 years. Upon the below stated events of termination, the executive may exercise options as follows:

•	In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP, the executive has the remaining term to exercise the options.

•	In the event of termination of employment as a result of death or disability, the term for options granted under the ICP is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•	In the event of a change in control, the term for options granted under the ICP is reduced to 36 months. In the event of a qualifying termination of employment in connection with a change in control under the SIP, the term for options granted is reduced to three years and 60 days for all outstanding options. For options granted in 2010 or after under the ICP, and for all options granted under the SIP, the exercise periods in the event of a change in control are extended to the full term.

•	In the event of voluntary termination of employment for reasons other than noted above, NEOs have a maximum of 60 days to exercise options granted under the ICP and the SIP that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

The term of all previously granted phantom stock options to Mr. Symons is 10 years. Upon the below stated events of termination, he may exercise the phantom stock options as follows:

•	In the event of termination of employment as a result of death, the term for the phantom stock options is reduced to three years from the date of termination.

•	In the event of termination of employment as a result of disability, or upon retirement, the term for the phantom stock options is reduced to five years from the date of termination or retirement.

•	In the event of voluntary resignation or involuntary termination other than for cause other than noted above, Mr. Symons has a maximum of 90 days to exercise his phantom stock options that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” Mr. Symons must exercise all outstanding exercisable phantom stock options prior to termination or risk immediate forfeiture of all phantom stock options, whether exercisable or not.

Assumptions for the table below:

•	For NEOs eligible to retire (Messrs. Spence, Staffieri, Symons and Dudkin), we have assumed the executive retires in the case of voluntary or involuntary termination.

•	For Messrs. Spence, Sorgi, Staffieri, Symons and Dudkin, we have assumed the termination event occurred as of December 31, 2016.

•	For Mr. Grey, we used January 31, 2016, his actual date of retirement from the company. The disclosure in the table for Mr. Grey is limited to the termination event that actually occurred.

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Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Severance payable in cash(1)	—	—	—	$ 2,311,376	—	$11,025,384
Other separation benefits(2)	—	$ 288,922	—	76,647	—	28,399
Tax gross-up amount payable(3)	—	—	—	—	—	7,554,010
Performance-contingent restricted stock units(4)	$10,366,301	10,366,301	$10,366,301	10,366,301	—	10,366,301
Performance units(5)	10,658,589	7,388,852	7,388,852	10,658,589	$7,388,852	21,317,178
V. Sorgi
Severance payable in cash(1)	—	—	—	1,050,000	—	2,798,250
Other separation benefits(2)	—	131,250	—	88,322	—	88,322
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units(4)	—	1,356,168	1,356,168	—(6)	—	1,356,168
Performance units(5)	—	1,065,087	1,065,087	—(6)	1,065,087	1,065,087
V. A. Staffieri
Severance payable in cash(1)	—	—	—	1,622,440	—	5,129,547
Other separation benefits(2)	—	—	—	97,792	—	97,792
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units(4)	2,981,607	2,981,607	2,981,607	2,981,607	—	2,981,607
Performance units(5)	3,010,654	2,095,796	2,095,796	3,010,654	$2,095,796	2,095,796
R. A. Symons
Severance payable in cash(1)	—	—	—	—	—	2,582,660
Other separation benefits(2)	—	5,994,115	—	—	—	50,000
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units(4)	1,200,629	1,200,629	1,200,629	1,200,629		1,200,629
Performance units(5)	1,307,517	888,008	888,008	1,307,517	888,008	888,008
G. N. Dudkin
Severance payable in cash(1)	—	—	—	1,050,824	—	2,430,550
Other separation benefits(2)	—	131,353	—	96,521	—	96,521
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units, restricted stock units(4)	1,398,542	1,907,700	1,907,700	1,398,542	—	1,947,802
Performance units(5)	1,522,951	1,002,109	1,002,109	1,522,951	1,002,109	1,002,109
R. J. Grey
Severance payable in cash(1)	—	—	—	2,015,000	—	—
Other separation benefits(2)	—	—	—	76,249	—	—
Tax gross-up amount payable	—	—	—	—	—	—
Performance-contingent restricted stock units(4)	—	—	—	—	—	—
Performance units(5)	—	—	—	1,901,504	—	—

PPL CORPORATION 2017 Proxy Statement 67

EXECUTIVE COMPENSATION

(1)	For purposes of this table, we have assumed the NEOs, other than Mr. Grey, are eligible for benefits under their respective change-in-control agreements.

In accordance with PPL’s Executive Severance Plan, the NEOs included in the table, other than Mr. Symons, are eligible for a payment of severance benefits in the event of an involuntary termination not for cause, if they are not eligible to receive severance payments under another plan or any agreement. Each of the NEOs, other than Mr. Symons, is eligible to receive a cash severance payment equal to two years’ base salary and additional benefits described in Note 2 below.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO is eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than “cause” or (b) by the executive on the basis of “good reason” as that term is defined in the agreement. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for Mr. Spence is three times the sum of his annual salary as of the termination date plus the highest annual cash incentive payment made in the last three years as provided under his agreement. For Messrs. Sorgi, Staffieri and Dudkin, the amounts are three times the sum of their annual salary and the average of their annual cash bonuses earned in the last three fiscal years ending immediately prior to the fiscal year in which the termination date occurs, or if higher, the fiscal year immediately prior to the fiscal year in which the termination date occurs. For Mr. Symons, the amount is generally a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years. All compensation for Mr. Symons has been converted from British pounds sterling to U.S. dollars at an exchange rate of $1.2359 which is the translation rate for December 30, 2016.

(2)	In the event of their death, the surviving spouses of Messrs. Spence, Sorgi and Dudkin are eligible to receive a lump-sum payment equal to three months of their respective base salary.

Under the terms of his Service Agreement, Mr. Symons is eligible to receive life insurance in the amount of £4.85 million while employed by WPD (South West). This amount has been converted from British pounds sterling to U.S. dollars at an exchange rate of $1.2359, the translation rate for December 30, 2016.

Under the PPL Executive Severance Plan, each NEO, other than Mr. Symons, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. In addition to the lump-sum severance payment described in Note 1 above, these officers are eligible to receive a lump-sum payment equivalent to 24 months of COBRA premiums and outplacement assistance not to exceed $50,000 in fees.

Under the terms of the change-in-control agreements of each of Messrs. Spence, Sorgi, Staffieri and Dudkin, the executive is eligible for continued medical and dental benefits, life insurance premiums, disability coverage and outplacement services (limited to $50,000 in the case of Messrs. Sorgi, Staffieri and Dudkin). The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column. Mr. Symons is eligible for outplacement services.

(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the IRS, the change-in-control agreement for Mr. Spence provides that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. (The tax payment and gross-up do not extend to normal income taxes due on any separation payments.) The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of Mr. Spence’s change-in-control agreement if he had been terminated on December 31, 2016. Messrs. Sorgi’s, Staffieri’s and Dudkin’s change-in-control agreements do not provide for excise tax payments or gross-ups.

Mr. Symons is a United Kingdom-based individual and citizen, with no portion of his pay applicable to work performed in the United States. Mr. Symons is therefore not subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

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(4)	Total outstanding performance-contingent restricted stock units and restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2016” table above. The amounts included in this table reflect the value of the performance-contingent restricted stock units and restricted stock units that would become immediately vested as a result of each event as of December 31, 2016, except for Mr. Grey, whose restricted stock units vested as of January 31, 2016 and were distributed July 1, 2016. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock and Restricted Stock Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	304,443	304,443	304,443	304,443	—	304,443
Forfeited	—	—	—	—	—	—
V. Sorgi
Accelerated	—	39,829	39,829	—	—	39,829
Forfeited	39,829	—	—	39,829	—	—
V. A. Staffieri
Accelerated	87,556	87,556	87,556	87,556	—	87,556
Forfeited	—	—	—	—	—	—
R. A. Symons
Accelerated	35,261	35,261	35,261	35,261	—	35,261
Forfeited	—	—	—	—	—	—
G. N. Dudkin
Accelerated	41,073	56,026	56,026	41,073	—	57,204
Forfeited	—	—	—	—	—	—
R. J. Grey
Accelerated	N/A	N/A	N/A	—	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A

PPL CORPORATION 2017 Proxy Statement 69

EXECUTIVE COMPENSATION

(5)	The table includes the value of the performance units and accumulated dividend equivalents, that would become payable as a result of each event as of December 31, 2016, or January 31, 2016 in the case of Mr. Grey, assuming target performance was achieved, except as next noted. In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout level. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	—	—	—	—	217,000	217,000
Forfeited	—	96,028	96,028	—	96,028	96,028
Available after performance period completed	313,028	217,000	217,000	313,028	—	—
V. Sorgi
Accelerated	—	—	—	—	31,280	31,280
Forfeited	49,557	18,276	18,276	49,557	18,276	18,276
Available after performance period completed	—	31,280	31,280	—	—	—
V. A. Staffieri
Accelerated	—	—	—	—	61,551	61,551
Forfeited	—	26,868	26,858	—	26,868	26,868
Available after performance period completed	88,419	61,551	61,551	88,419	—	—
R. A. Symons
Accelerated	—	—	—	—	26,080	26,080
Forfeited	—	12,320	12,320	—	12,320	12,320
Available after performance period completed	38,400	26,080	26,080	38,400	—	—
G. N. Dudkin
Accelerated	—	—	—	—	29,431	29,431
Forfeited	—	15,296	15,296	—	15,296	15,296
Available after performance period completed	44,727	29,431	29,431	44,727	—	—
R. J. Grey
Accelerated	N/A	N/A	N/A	N/A	N/A	N/A
Forfeited	N/A	N/A	N/A	N/A	N/A	N/A
Available after performance period completed	N/A	N/A	N/A	54,236	N/A	N/A

(6)	In the event of involuntary termination for reasons other than for cause, Mr. Sorgi would forfeit all outstanding restricted stock units and performance units because he is not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the CGNC.

70 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

What are you voting on?	The Board of Directors is asking you to approve the PPL Corporation Amended and Restated 2012 Stock Incentive Plan.

Our Board of Directors has adopted, subject to shareowner approval, the amendment and restatement of the PPL Corporation 2012 Stock Incentive Plan (the “SIP”), as amended and restated January 26, 2017 (the “A&R SIP”). We are asking shareowners to approve the A&R SIP in order to satisfy NYSE and Internal Revenue Code requirements with respect to the amendment of an equity-based stock plan.

The proposed A&R SIP includes several key amendments to the SIP, including, but not limited to, the following:

•	The term of the plan (which was previously scheduled to run until January 26, 2022) has been extended to run until January 26, 2027;

•	An increase in the maximum number of shares that may be issued under the plan, from 10,000,000 to 15,000,000 shares;

•	The imposition of a new annual limit on non-employee director compensation of $750,000 for all cash fees and share-based awards paid to an individual director;

•	The restriction on payments of dividend equivalents or units with respect to Performance-based Awards (as defined below) to be paid not earlier than the date that the underlying award vests; and

•	The establishment of a revised list of performance criteria for Performance-based Awards, with additional metrics such as environmental, health and safety goals, improvements in inclusion or culture, and customer satisfaction.

DESCRIPTION OF THE A&R SIP

The following is a description of the purpose and the material provisions of the A&R SIP. The description is not complete and is qualified by reference to the full text of the A&R SIP set forth in Annex B to this proxy statement.

Purpose

The purpose of the A&R SIP is to aid us and our affiliates in recruiting and retaining key employees, directors and other service providers of outstanding ability and to motivate those employees, directors and other service providers to exert their best efforts on our behalf and on behalf of our affiliates by providing incentives through the granting of stock options, stock appreciation rights (“SARs”), other stock-based awards, and other performance-based awards.

Shares Subject to the Plan

The A&R SIP provides that the total number of shares of common stock that may be issued under the A&R SIP is 15,000,000, and the maximum number of shares for which “incentive stock options” (ISOs) may be granted is 2,000,000. Additionally, the maximum number of shares for which stock options or SARs may be granted to any participant in one fiscal year is 2,000,000. If shares are not issued or are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares will not be added back to the aggregate number of shares with respect to which awards may be granted under the A&R SIP, but rather will count against the aggregate number of shares with respect to which awards may be granted. When a stock option or SAR is granted under the A&R SIP, the number of shares subject to the stock option or SAR will be counted against the aggregate number of shares with respect to which awards may be granted under the A&R SIP as one share for every share subject to such stock option or SAR, regardless of the actual number of shares (if any) used to settle such stock option or SAR upon exercise. Shares of our common stock covered by awards that terminate or lapse without the payment of consideration may be granted again under the A&R SIP. The maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees earned by such non-employee director during such calendar year, shall not exceed $750,000 in total value.

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Administration

The A&R SIP will be administered by the Compensation, Governance and Nominating Committee of our Board of Directors or such other committee of our Board to which it has delegated such authority (the “CGNC”). The CGNC is authorized to interpret the A&R SIP, to establish, amend and rescind any rules and regulations relating to the A&R SIP and to make any other determinations that it deems necessary or desirable for the administration of the A&R SIP and may delegate such authority. The CGNC may correct any defect or supply any omission or reconcile any inconsistency in the A&R SIP in the manner and to the extent the CGNC deems necessary or desirable. The CGNC will have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the A&R SIP and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Eligible Participants

Participants in the A&R SIP will be selected by the CGNC from the employees, directors and other service providers of PPL Corporation. The selection of those persons within a particular class who will receive awards is entirely within the discretion of the CGNC. Although the A&R SIP is structured to allow grants to be made to employees, directors and other service providers of the company, the CGNC presently makes awards pursuant to the SIP only to executive officers of the company. Accordingly, as of March 6, 2017, nine executive officers were eligible to participate in the A&R SIP.

Notwithstanding the foregoing, the CGNC has not yet determined how many persons are likely to participate in the A&R SIP over time and may make grants to persons other than executive officers in the future, consistent with the A&R SIP. The CGNC intends to grant most of the awards pursuant to the A&R SIP to those persons who are in a position to have a significant direct impact on the growth, profitability and success of PPL Corporation.

Limitations

No award may be granted under the A&R SIP after the tenth anniversary of the effective date of the A&R SIP, but awards granted prior to the tenth anniversary may extend beyond that date.

Options

The CGNC may grant non-qualified stock options and ISOs, which will be subject to the terms and conditions as set forth in the A&R SIP, the related award agreement and any other terms not inconsistent therewith, as determined by the CGNC; provided that all stock options granted under the A&R SIP are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards), and all stock options that are intended to qualify as ISOs will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the A&R SIP will be 10 years from the initial date of grant. The purchase price for the shares as to which a stock option is exercised will be paid to the company, to the extent permitted by the CGNC, (1) in cash or its equivalent at the time the stock option is exercised, (2) to the extent permitted by the CGNC, in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the CGNC, so long as the shares will have been held for such period established by the CGNC in order to avoid adverse accounting treatment, (3) partly in cash and, to the extent permitted by the CGNC, partly in shares, (4) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being obtained upon the exercise of the stock option and to deliver to us an amount out of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (5) to the extent permitted by the CGNC, through a “net settlement” feature. The “repricing” of stock options is prohibited without prior approval of our shareowners. Dividend equivalent payments or units will not be awarded with respect to stock options.

Stock Appreciation Rights

The CGNC may grant stock appreciation rights, or SARs, independent of or in connection with a stock option. The exercise price per share of a SAR will be an amount determined by the CGNC but in no event will such amount be less than 100% of the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted

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in substitution of previously granted awards). In the case of a SAR granted in connection with a stock option, the exercise price of such SAR may not be less than the exercise price of the related stock option. Generally, each SAR will entitle the participant upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the exercise price per share, times (2) the number of shares of common stock covered by the SAR. As discussed above with respect to options, the “repricing” of SARs is prohibited under the A&R SIP without prior approval of our shareowners.

Other Stock-based Awards (including Performance-based Awards)

In addition to stock options and SARs, the CGNC may grant or sell awards of shares, restricted shares, restricted stock units, dividend equivalents and awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of, shares, including performance-based awards, provided that dividend equivalent payments or units will not be awarded with respect to stock options. The CGNC, in its sole discretion, may grant awards that are denominated in shares or cash (such awards, “Performance-based Awards”), which awards may, but are not required to, be granted in a manner which is intended to be deductible by the company under Section 162(m) of the Internal Revenue Code. No dividend equivalent payments or units will be payable with respect to Performance-based Awards unless and until the shares underlying such Performance-based Award become vested. Such Performance-based Awards will be in such form, and dependent on such conditions, as the CGNC determines, including, without limitation, the right to receive, or vest with respect to, one or more shares or the cash value of the award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The maximum amount of a Performance-based Award that may be earned during each fiscal year during a performance period by any participant will be: (x) with respect to Performance-based Awards that are denominated in shares, 750,000 shares and (y) with respect to Performance-based Awards that are denominated in cash, $15,000,000. The amount of the Performance-based Award actually paid to a participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the CGNC. Performance-based Awards will be determined based on attainment of one or more of the following objective performance goals, as determined by the CGNC while the outcome for the performance period is substantially uncertain and no more than 90 days after the commencement of such performance period (or, if less, the number of days equal to 25% of the relevant performance period): (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or other corporate earnings measures); (2) net income, operating income or other income measures; (3) earnings per share; (4) book value per share; (5) total shareowner return; (6) expense management, including operations and maintenance expenses; (7) return on investment before or after the cost of capital; (8) improvements in capital structure; (9) profitability of an identifiable business unit or product; (10) maintenance or improvement of profit margins, gross margins or operating margins; (11) stock price; (12) market share; (13) revenues or sales; (14) costs, including cost reduction measures; (15) cash flow (or free cash flow); (16) working capital; (17) capital expenditures; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return measures (including, but not limited to, return on assets, capital, equity, shareowners’ equity, investments or sales); (20) economic value added; (21) credit rating; (22) improvement in workforce diversity, inclusion or culture; (23) employee retention; (24) business expansion or consolidation (acquisitions and divestitures); (25) strategic plan development and implementation; (26) independent industry ratings or assessments; (27) environmental, health and safety; (28) reliability; (29) customer satisfaction; and (30) productivity.

Effect of Certain Events on A&R SIP and Awards

In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of shares or other corporate exchange, any equity restructuring (as defined under FASB Accounting Standard Codification 718), or any distribution to shareowners of common stock other than regular cash dividends or any similar event, the CGNC in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be reasonably necessary to address, on an equitable basis, the effect of such event, as to (i) the number or kind of common stock or other securities issued or that may be issued as set forth in the A&R SIP or pursuant to outstanding awards, (ii) the maximum number of shares for which options or SARs may be granted during a fiscal year to any participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a fiscal year to any participant, (iv) the exercise price of any award and/or (v) any other affected terms of such awards. In the event of a Change in Control (as defined in the A&R SIP), with respect to any outstanding awards then held by participants that are unexercisable or otherwise unvested or subject to restrictions, the CGNC

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PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

may, but will not be obligated to, in a manner intended to comply with the requirements of Section 409A of the Internal Revenue Code, (1) accelerate, vest, or cause the restrictions to lapse with respect to all or any portion of an award, (2) cancel awards for cash payment of fair value (as determined in the sole discretion of the CGNC), which, in the case of stock options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such stock options or SARs (or, if no consideration is paid in such transaction, the fair market value of the shares subject to such options or SARs) over the aggregate exercise price of such stock options or SARs, (3) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards or (4) provide that the stock options or SARs will be exercisable for all shares subject thereto for a period of at least 30 days prior to the Change in Control and that upon the occurrence of the Change in Control, the stock options or SARs will terminate and be of no further force or effect. The CGNC may cancel stock options and SARs for no consideration if the fair market value of the shares subject to such options or SARs is less than or equal to the aggregate exercise price of such stock options or SARs.

Forfeiture and Clawback

The CGNC may, in its sole discretion, specify in an award or a policy that is incorporated into an award by reference that the participant’s rights, payments and benefits with respect to such award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions contained in such award. Such events may include, but are not limited to, termination of employment for cause, termination of the participant’s provision of services to the company, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or adverse restatement of our previously released financial statements as a consequence of errors, omissions, fraud or misconduct.

Nontransferability of Awards

Unless otherwise determined by the CGNC, an award will not be transferable or assignable by a participant otherwise than by a will or by the applicable laws of descent and distribution.

Amendment and Termination

The Board may generally amend, alter or discontinue the A&R SIP or any outstanding awards issued thereunder, but no amendment, alteration or discontinuation will be made (1) without the approval of our shareowners (a) to increase the number of shares reserved under the A&R SIP, (b) to modify the requirements for participation in the A&R SIP or (c) to the extent such shareowner approval is required by or desirable to satisfy the requirements of any applicable law, including the listing standards of the securities exchange, which is, at the applicable time, the principal market for the shares of the company’s common stock; or (2) without the consent of a participant, if such action would materially adversely impair any of the rights or obligations under any award previously granted to the participant under the A&R SIP; provided, however, that the CGNC may amend the A&R SIP in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws, including, without limitation, to avoid adverse tax or accounting consequences to us or any participant.

Section 409A of the Internal Revenue Code

The A&R SIP and awards issued under it will be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations, and no award will be granted, deferred, accelerated, extended, paid out or modified under the A&R SIP in a manner that would result in the imposition of an additional tax under Internal Revenue Code Section 409A upon a participant.

United States Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences of the grant, vesting and exercise of awards under the A&R SIP and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the United States federal income tax consequences to any

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PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Incentive Stock Options. Options granted as “incentive stock options” (ISOs) under Section 422 of the Internal Revenue Code may qualify for special tax treatment. The Internal Revenue Code requires that, for treatment of an option as an ISO, common stock acquired through the exercise of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the option “spread value” at the time of option exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Non-Qualified Stock Options. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of stock or cash payment received in respect of the SAR. We will be able to deduct this same amount for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant makes an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for United States federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

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PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the award is transferred to the participant over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

New Plan Benefits

All awards to plan participants under the A&R SIP are made at the discretion of the CGNC. Therefore, the benefits and amounts that will be received or allocated under the plan are not determinable at this time. Please refer to the description of grants made to named executive officers in the last fiscal year under the SIP described in the “Grants of Plan-Based Awards During 2016” table. Grants made to non-employee directors, which were made under the DDCP, in the last fiscal year are described in “2016 Director Compensation.”

Miscellaneous

If the A&R SIP is approved by the shareowners, it will become effective immediately as so amended and restated. If the A&R SIP is not approved by the affirmative vote of holders of a majority of the shares of PPL present, or represented by proxy, and entitled to vote, however, the SIP will continue in effect without such amendment and restatement.

Performance-based Compensation under Section 162(m) of the Internal Revenue Code

Approval by shareowners of the proposed A&R SIP will also constitute re-approval by shareowners of the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. Under Section 162(m), we may not deduct certain compensation over $1,000,000 in any year to the CEO or any of our three other most highly compensated executive officers other than the CFO, unless, among other things, this compensation qualifies as “performance based compensation” under Section 162(m) of the Internal Revenue Code. The material terms of the performance goals under the A&R SIP include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed in the summary above.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the A&R SIP.

Your Board of Directors recommends that you vote FOR Proposal 4

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PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

Options and Rights Previously Granted under the 2012 Stock Incentive Plan

The following table sets forth information with respect to the number of outstanding stock options, restricted stock units and performance units that have been granted to the company’s NEOs, director nominees and the specified groups set forth below under the SIP as of March 6, 2017.

Name	Outstanding Stock Options (#)	Outstanding RSUs (#)	Outstanding Performance Units (#)
William H. Spence Chairman, President and Chief Executive Officer	1,207,009	303,950	316,649
Vincent Sorgi Senior Vice President and Chief Financial Officer	55,153	55,132	62,242
Victor A. Staffieri Chairman of the Board and Chief Executive Officer-LKE	—	84,273	87,773
Robert A. Symons Chief Executive-WPD	—	35,361	40,774
Gregory N. Dudkin President-PPL Electric	—	46,555	51,820
Robert J. Grey Former Executive Vice President and Chief Legal Officer	—	—	36,432
Rodney C. Adkins Director	—	—	—
John W. Conway Director	—	—	—
Steven G. Elliott Director	—	—	—
Raja Rajamannar Director	—	—	—
Craig A. Rogerson Director	—	—	—
Natica von Althann Director	—	—	—
Keith H. Williamson Director	—	—	—
Armando Zagalo de Lima Director	—	—	—
All executive officers as a group (9 persons)	1,262,162	584,412	665,404
All non-executive directors as a group (8 persons)	—	—	—
Each associate of the above-mentioned directors or executive officers	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees (other than executive officers) as a group (0 persons)	—	—	—

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PROPOSAL 4: APPROVAL OF THE PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

Equity Compensation Plan Information

The table below sets forth information, as of December 31, 2016, with respect to compensation plans (including individual compensation arrangements) under which equity securities of PPL are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans(4)
Equity compensation plans approved by security holders(1)	591,666 - ICP 1,368,385 - SIP 2,521,109 - ICPKE	$38.02 - ICP $26.22 - SIP $28.36 - ICPKE	1,769,939 - DDCP 5,946,135 - SIP 1,531,659 - ICPKE
	4,481,160 - Total	$28.98 - Combined	9,247,733 - Total
Equity compensation plans not approved by security holders(2)

(1)	Includes (a) the ICP, under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards were awarded to executive officers of PPL and no awards remain for issuance under this plan; (b) the ICPKE, under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to non-executive key employees of PPL and its subsidiaries; (c) the SIP approved by shareowners in 2012 under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to executive officers of PPL and its subsidiaries; and (d) the DDCP, under which stock units may be awarded to directors of PPL. See Note 10 to the financial statements included in PPL’s 2016 Annual Report on Form 10-K for additional information.

(2)	All of PPL’s current compensation plans under which equity securities of PPL are authorized for issuance have been approved by PPL’s shareowners.

(3)	Relates to common stock issuable upon the exercise of stock options awarded under the ICP, SIP and ICPKE as of December 31, 2016. In addition, as of December 31, 2016, the following other securities had been awarded and are outstanding under the ICP, SIP, ICPKE and DDCP: 15,000 shares of restricted stock under the ICP; 644,169 restricted stock units and 740,817 performance units under the SIP; 1,540,193 restricted stock units and 559,915 performance units under the ICPKE; and 385,167 stock units under the DDCP.

(4)	Based upon the following aggregate award limitations under the ICP, SIP, ICPKE and DDCP: (a) under the ICP, 15,769,431 awards (i.e., 5% of the total PPL common stock outstanding as of April 23, 1999) granted after April 23, 1999; (b) under the SIP, 10,000,000 awards; (c) under the ICPKE, 16,573,608 awards (i.e., 5% of the total PPL common stock outstanding as of January 1, 2003) granted after April 25, 2003, reduced by outstanding awards for which common stock was not yet issued as of such date of 2,373,812 resulting in a limit of 14,199,796; and (d) under the DDCP, the number of stock units available for issuance was reduced to 2,000,000 stock units in March 2012. In addition, each of the ICP and ICPKE includes an annual award limitation of 2% of total PPL common stock outstanding as of January 1 of each year.

78 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

As previously disclosed, on July 28, 2015, the Audit Committee approved the appointment of Deloitte as the company’s independent registered public accounting firm for the fiscal year ended December 31, 2016. This action effectively dismissed Ernst & Young LLP, or EY, as the company’s independent registered public accounting firm and became effective upon EY’s completion of its procedures on the financial statements of PPL and its subsidiaries as of and for the fiscal year ended December 31, 2015 and the filing of the related Form 10-K, except with respect to audit and audit-related services pertaining to the fiscal year ended December 31, 2015, as required by PPL. Shareowners are now being asked to vote to ratify, in a non-binding vote, the appointment of Deloitte as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The audit reports of EY on the consolidated financial statements of PPL and its subsidiaries as of and for the fiscal years ended December 31, 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During PPL’s two fiscal years ended December 31, 2014 and the subsequent interim period through July 28, 2015, the date of Deloitte’s appointment, there were no disagreements between PPL and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EY would have caused EY to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

During PPL’s two fiscal years ended December 31, 2014 and the subsequent interim periods through July 28, 2015, the date of the appointment, neither PPL nor anyone on its behalf consulted with Deloitte regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of PPL or any of its subsidiary registrants, and no written report or oral advice was provided by Deloitte to PPL and its subsidiary registrants that Deloitte concluded was an important factor considered by PPL and its subsidiary registrants in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 5

PPL CORPORATION 2017 Proxy Statement 79

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Auditor for 2016 and 2015

The following table presents fees for professional services rendered by (i) Deloitte for the audit of our company’s annual financial statements for the fiscal year ended December 31, 2016, and also includes fees for other services rendered; and (ii) EY for the audit of our company’s annual financial statements for the fiscal year ended December 31, 2015, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte or EY, respectively, as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte or EY.

	2016	2015
	(In thousands)
Audit fees(a)	$4,581	$7,742
Audit-related fees(b)	395	206
Tax fees(c)	966	578
All other fees(d)	8	22
(a)	Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with U.K. legislative changes and the spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation.

(d)	Represents fees for Deloitte review of EY work papers and for access to online accounting research tools.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2016 services provided by Deloitte and 100% of the 2015 services provided by EY.

* * * * * *

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit

80 PPL CORPORATION 2017 Proxy Statement

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

In its capacity as a Committee of the Board of Directors, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. In determining whether to reappoint the independent auditor, the Audit Committee takes into consideration various factors, including: the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also has a policy to periodically solicit competitive proposals for audit services from independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with various members of management to discuss compliance activities. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation, Governance and Nominating Committee reviews various risks, including risks related to compensation matters as well as legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Rodney C. Adkins

Raja Rajamannar

Craig A. Rogerson

Keith H. Williamson

Armando Zagalo de Lima

PPL CORPORATION 2017 Proxy Statement 81

SHAREOWNER PROPOSAL

What are you voting on?

We have been notified that the New York State Common Retirement Fund intends to present a proposal for consideration at the Annual Meeting. The New York State Common Retirement Fund beneficially owned 1,561,340 shares of the company’s common stock as of December 5, 2016, the date of the proposal. The request was submitted on behalf of Thomas P. DiNapoli, State Comptroller, State of New York, Division of Corporation Governance, 59 Maiden Lane-30th Floor, New York, New York 10038. The following proposal and supporting statement were submitted by the New York State Common Retirement Fund. The proposal, along with the supporting statement, appears below, and we present the proposal as it was submitted to us. We recommend that you vote against the shareowner proposal. Our response is included immediately after the proposal.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve this shareowner proposal.

PROPOSAL 6: CLIMATE CHANGE: 2 DEGREE SCENARIO ANALYSIS

WHEREAS:

In November 2016 the Paris Agreement entered into force and its goal of keeping global temperature rise well below 2 degrees Celsius will begin to shape national policy decisions. To meet this goal the International Energy Agency estimates that the global average carbon intensity of electricity production will need to drop by 90 percent. As long-term shareholders, we would like to understand how PPL is planning for the risks and opportunities presented by global efforts to keep global temperatures within acceptable boundaries.

In June 2016, the credit rating agency Moody’s indicated that they would begin to analyze carbon transition risk based on scenarios consistent with the Paris Agreement, and noted the high carbon risk exposure of the power sector.

Rapid expansion of low carbon technologies including distributed solar, battery storage, grid modernization, energy efficiency and electric vehicles provide not only challenges for utility business models but also opportunities for growth. Many large corporations are actively seeking to increase their use of renewable energy, providing a significant market opportunity for forward-thinking utilities. The International Energy Agency and the International Council on Clean Transportation forecast that electrification of transport will play a critical role in achieving the necessary greenhouse gas reductions by 2050.

PPL is the 7th largest C02 emitter in the U.S. and relies on coal for more than 60% of its power generation. PPL does not have a GHG reduction goal, and does not provide information on its long-term strategy or plan to decarbonize in ways that are consistent with the Paris Climate Agreement. As investors, we are concerned that PPL is not properly accounting for the risk of its current high reliance on carbon-intensive generation.

A 2 degree scenario analysis of our company’s current generation and future plans will generate a more complete picture of current and future risks and opportunities than business as usual planning. By assessing the impact of a 2 degree scenario on the company’s full portfolio of power generation assets and planned capital expenditures through 2040, including the financial risks associated with such scenarios, the company can better plan for future regulatory, technological and market changes.

RESOLVED: Shareholders request that PPL, with board oversight, publish an assessment (at reasonable cost and omitting proprietary information) of the long term impacts on the company’s portfolio, of public policies and technological advances that are consistent with limiting global warming to no more than two degrees Celsius over pre-industrial levels.

Supporting Statement: This report could include:

•	How PPL could adjust its capital expenditure plans to align with a two degree scenario; and

•	Plans to integrate technological, regulatory and business model innovations such as electric vehicle infrastructure, distributed energy sources (storage and generation), demand response, smart grid technologies, and customer energy efficiency as well as corresponding revenue models and rate designs.

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SHAREOWNER PROPOSAL

PPL’S STATEMENT IN RESPONSE

Your Board of Directors has considered this proposal and concluded that its adoption would not be in the best interest of shareowners.

In the absence of any clear governmental policy directive or regulatory framework specific to a 2-degree Celsius scenario, assessing such a scenario would be both premature and impractical. To undertake such an assessment in the absence of a clear regulatory framework would require PPL to make a number of assumptions that may not be valid in a broader context. Further, we believe it is unnecessary in light of PPL’s current business mix and our continued actions.

Today, PPL is a purely regulated utility company with three major business segments, two of which — our United Kingdom (U.K.) and Pennsylvania segments — do not own power plants or generate any electricity. As a result, more than 80 percent of our 2016 earnings were driven by our non-generating U.K. and Pennsylvania utility businesses. Further, generation of electricity accounts for just a portion of our Kentucky segment’s earnings, with delivery of electricity and natural gas accounting for a significant portion of those revenues.

The end result is that we are a much different company today than we were less than two years ago. PPL’s overall carbon emissions in 2016 were down more than 55 percent from 2011 and 47 percent from 2014 data included in a Natural Resources Defense Council report. Moreover, we have significantly less risk associated with generation today than we had prior to the June 2015 spinoff of our competitive generation business. Today, our generation-related activities are in a jurisdiction that enables us near-real-time cost recovery and reasonable returns on environmental compliance projects.

As a matter of course, PPL is firmly committed to achieving and finding new ways to advance a smarter, cleaner energy future. We have demonstrated this commitment through many initiatives.

In the United Kingdom, for example, where aggressive carbon targets have translated into public policy directives, we have launched the world’s largest electric vehicle pilot of its kind and are using innovative approaches to connect private solar power reliably to local delivery networks. There, our utilities have been responsible for connecting nearly one-third of the nation’s solar power and are “leading the way” in facilitating connections, according to the U.K.’s regulator.

In Pennsylvania, we have secured a U.S. Department of Energy grant to study and deploy technology that will connect more solar-generated electricity to the grid. And in Kentucky, we have retired more than 800 megawatts of coal-fired generation, built the state’s largest universal solar facility, added new solar options for customers and launched a unique energy storage demonstration project in collaboration with the Electric Power Research Institute. Detailed information on PPL’s efforts to invest in a sustainable energy future can be found in the company’s Sustainability Report at www.pplsustainability.com.

As we continue to focus on the long-term needs of our shareowners and customers, we will continue to assess a wide range of opportunities and risks associated with environmental and other matters. To the extent we identify risks or opportunities that could have a material impact on PPL, we will disclose them in filings with the Securities and Exchange Commission.

In addition, we will continue to invest in new technology, to promote energy efficiency, to reduce our environmental impact, and to explore ways to integrate more distributed energy resources. While doing so, we will remain mindful of our responsibility to provide safe, reliable and affordable power to our customers.

In summary, the Board does not believe resources should be allocated to assess a 2-degree Celsius scenario in light of our current business mix, the lack of a specific framework that can be adequately modeled, and uncertainty over whether the Paris Agreement to address climate change will be honored by the United States. At this time and in order to best serve the interests of our shareowners, we believe it is most responsible for PPL to continue to monitor policy developments under the new Administration and to take the type of environmentally responsible actions described above and in our Sustainability Report.

Your Board of Directors recommends that you vote AGAINST Proposal 6

PPL CORPORATION 2017 Proxy Statement 83

GENERAL INFORMATION

On what matters am I voting?

There are six proposals scheduled to be voted on at the meeting:

•	the election of nine directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs;

•	an advisory vote to determine the frequency of future executive compensation votes;

•	the approval of the Amended and Restated 2012 Stock Incentive Plan;

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2017; and

•	the consideration of one shareowner proposal, if properly presented at the meeting.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2016.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the Internet. Accordingly, commencing on April 5, 2017, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

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Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 28, 2017, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

•	Via the Internet

If you received a Notice, you may vote by proxy at www.proxypush.com/ppl by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

The telephone and Internet voting facilities for shareowners of record will be available 24 hours a day and will close at 11:59 p.m., Central Time, on May 16, 2017.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m., Central Time, on May 16, 2017 in order for your vote to be counted.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. For those shareowners who received a Notice, please bring the Notice, which will serve as your admission ticket. For those shareowners who received printed copies of the proxy materials, please bring your admission ticket with you to the Annual Meeting.

If you vote via the Internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve compensation of NEOs;

PPL CORPORATION 2017 Proxy Statement 85

GENERAL INFORMATION

•	FOR “ONE YEAR” with respect to how frequently a shareowner vote to approve the compensation of our NEOs should occur;

•	FOR the approval of the Amended and Restated 2012 Stock Incentive Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2017; and

•	AGAINST the shareowner proposal.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please see the attendance requirements discussed under “Who can attend the Annual Meeting?”

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 28, 2017 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Central Time, on May 14, 2017, if you vote by mail, by telephone or on the Internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 16, 2017;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

86 PPL CORPORATION 2017 Proxy Statement

GENERAL INFORMATION

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

Who can attend the Annual Meeting?

If you are a shareowner of record and you received a Notice, the Notice will serve as your admission ticket. If you are a shareowner of record who received or requested printed copies of the proxy materials by mail, your admission ticket is enclosed with your proxy materials. If you hold shares through the ESOP, your admission ticket is the letter enclosed with your ballot card. You will need to bring your Notice or admission ticket, along with picture identification, to the meeting. If you own shares as a beneficial owner (in street name), please bring to the meeting proof of your PPL common stock ownership, such as your most recent brokerage statement, or an ownership confirmation letter from your broker, or your Notice or PPL voting instruction form sent to you by your broker, along with picture identification. PPL will use your brokerage document to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, in order to constitute a quorum. As of the record date of February 28, 2017, there were 680,791,215 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, except that for purposes of satisfying NYSE rules, abstentions with respect to Proposal 4 will be counted as votes cast and will have the same effect of a vote “against” this proposal.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Compensation, Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

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GENERAL INFORMATION

Proposal 1 (election of directors), Proposal 2 (advisory vote to approve executive compensation), Proposal 3 (advisory vote to determine the frequency of future executive compensation votes), Proposal 4 (vote to approve Amended and Restated 2012 Stock Incentive Plan) and Proposal 6 (shareowner proposal) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Other than as described above for Proposal 4, abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

Proposal 5 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the annual meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2016 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact Wells Fargo Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854.

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GENERAL INFORMATION

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Wells Fargo as indicated above and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record.

When are the 2018 shareowner proposals due?

To be included in the proxy materials for the 2018 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 6, 2017:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2018 Annual Meeting.

Acronyms used in this proxy statement

A&R SIP	Amended and Restated 2012 Stock Incentive Plan	IRS	Internal Revenue Service
CD&A	Compensation Discussion and Analysis	LKE	LG&E and KU Energy LLC
CGNC	Compensation, Governance and Nominating Committee	NEO	Named executive officer
DDCP	Directors Deferred Compensation Plan	NYSE	New York Stock Exchange
EPS	Earnings per share from ongoing operations, adjusted to exclude gains or losses from resets of currency hedges in excess of the business plan	PPL	PPL Corporation
EBIT	Earnings from ongoing operations before interest and taxes, adjusted to exclude gains or losses from resets of currency hedges in excess of the business plan	SEC	Securities and Exchange Commission
EBITDA	Earnings from ongoing operations before interest, taxes, depreciation and amortization	SERP	Supplemental Executive Retirement Plan
ESOP	Employee Stock Ownership Plan	SIP	2012 Stock Incentive Plan
GAAP	Generally accepted accounting principles	TSR	Total Shareowner Return
ICP	Incentive Compensation Plan	UTY	Philadelphia Stock Exchange Utility Index
ICPKE	Incentive Compensation Plan for Key Employees	WPD	Western Power Distribution

PPL CORPORATION 2017 Proxy Statement 89

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Earnings from Ongoing Operations

	(Millions of Dollars)		(Per Share—Diluted)
	2016	2015	2016	2015
Net Income	$1,902	$682	$2.79	$1.01
Less: Special Items (expense) benefit:*
Foreign currency-related economic hedges, net of tax of $4, ($30)	(8)	55	(0.01)	0.08
Spinoff of the Supply segment, net of tax of $2, $41	(3)	(943)	—	(1.39)
Settlement of foreign currency contracts, net of tax of ($108)	202	—	0.30	—
Settlement of certain income tax positions	—	18	—	0.03
Change in U.K. tax rate	37	78	0.05	0.11
Certain income tax valuation allowances	—	(12)	—	(0.02)
Other (net), net of tax of ($1)	—	(3)	—	(0.01)
Total Special Items	228	(807)	0.34	(1.20)
Earnings from Ongoing Operations	$1,674	$1,489	$2.45	$2.21

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the effective tax rate of the entity where the activity is recorded. Special items include:

•	Unrealized gains or losses on foreign currency-related economic hedges (as discussed below).

•	Supply segment discontinued operations.

•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges.

•	Workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings. See Note 17 to the Financial Statements in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for additional information on foreign currency-related economic activity.

*	See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for additional information on special items.

A-1

PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN	ANNEX B

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  Act: The Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(b)  Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(c)  Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award granted pursuant to the Plan.

(d)  Board: The Board of Directors of the Company.

(e)  Change in Control: The occurrence of any of the following events:

(i)  any Person or Group, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Act) directly or indirectly of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company) within a 12-month period, including by way of merger, consolidation, tender or exchange offer, or otherwise;

(ii)  a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 70% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;

(iii)  the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders; or

(iv)  during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareowners of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(f)  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(g)  Committee: The Compensation, Governance and Nominating Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(h)  Company: PPL Corporation, a Pennsylvania corporation.

(i)  Company Group: The Company and its Affiliates.

(j)  Disability: Unless otherwise agreed by the Company (or any of its Affiliates) in a written employment agreement or employment letter with such Participant, or as specified in an Award Agreement, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code. The Disability determination shall be in the sole discretion of the Committee.

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ANNEX B

(k)  Effective Date: January 26, 2017, the date the amendment and restatement of the Plan was approved by the Board.

(l)  Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee shall constitute a termination of employment hereunder.

(m)  Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange but are quoted on an inter-dealer quotation system, the final ask price of the Shares on such system on such date, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on an inter-dealer quotation system on such date, then the closing price or final ask price on the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined by the Committee in good faith.

(n)  Group shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Act.

(o)  ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(p)  Option: A stock option granted pursuant to Section 6 of the Plan.

(q)  Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)  Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s)  Participant: An employee, director or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(t)  Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 9 of the Plan.

(u)  Permitted Holder: Any of the following: (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.

(v)  Person: “Person” as defined in Section 3(a)(9) of the Act; provided that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) of the Act.

(w)  Plan: The PPL Corporation Amended and Restated 2012 Stock Incentive Plan, as it may be amended from time to time.

(x)  Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(y)  Shares: Shares of common stock of the Company.

(z)  Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(aa)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

Subject to Section 10, the total number of Shares which may be issued under the Plan is 15,000,000 and the maximum number of Shares for which ISOs may be granted is 2,000,000. Additionally, subject to Section 10, the

B-2

ANNEX B

maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant shall be 2,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan. Additionally, the maximum number of Shares subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash fees earned by such non-employee director during such calendar year (whether paid by the Company under this Plan, under the Company’s Directors Deferred Compensation Plan, or otherwise), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.	Administration

(a)  The Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary for the effective administration of this Plan. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “independent directors” within the meaning of the New York Stock Exchanges listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent such qualification requirements apply in connection with the contemplated Award grant. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that (i) such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time and (ii) no such delegation shall be permitted with respect to grants of Awards to Participants who are executive officers of the Company or its Affiliates or members of the Company’s Board.

(b)  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)  In each case subject to Section 16, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by

B-3

ANNEX B

delivery of Shares or having Shares with a Fair Market Value equal to the amount of such withholding taxes withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such tax withholding due).

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as an ISO (as defined in Section 6(d)), as determined by the Committee and evidenced by the related Award agreements, and shall be subject to such other terms and conditions not inconsistent therewith. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a)  Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4(b)).

(b)  Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c)  Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) if there should be a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareowner with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)  ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422

B-4

ANNEX B

of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)  Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f)  Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

7.	Terms and Conditions of Stock Appreciation Rights

(a)  Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)  Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4(b)); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the

B-5

ANNEX B

Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d) Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

8.	Other Stock-Based Awards

(a) The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, Awards of dividend equivalent units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (such Awards, “Other Stock-Based Awards”), but shall not award any dividend equivalent payment or unit of value with respect to Options. Additionally, no dividend equivalent payments or units shall be payable with respect to Performance-Based Awards unless and until the Shares underlying such Performance-Based Award become vested by satisfaction of the corresponding performance vesting conditions. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Performance-Based Awards.

(a) The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash (such Awards, “Performance-Based Awards”), which Awards may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

B-6

ANNEX B

(b)  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. Such determination shall be made (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or other corporate earnings measures); (2) net income, operating income or other income measures; (3) earnings per share; (4) book value per share; (5) total shareholder return; (6) expense management, including operations and maintenance expenses; (7) return on investment before or after the cost of capital; (8) improvements in capital structure; (9) profitability of an identifiable business unit or product; (10) maintenance or improvement of profit margins, gross margins or operating margins; (11) stock price; (12) market share; (13) revenues or sales; (14) costs, including cost reduction measures; (15) cash flow (or free cash flow); (16) working capital; (17) capital expenditures; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return measures (including, but not limited to, return on assets, capital, equity, shareholders’ equity, investments or sales); (20) economic value added; (21) credit rating; (22) improvement in workforce diversity, inclusion or culture; (23) employee retention; (24) business expansion or consolidation (acquisitions and divestitures); (25) strategic plan development and implementation; (26) independent industry ratings or assessments; (27) environmental, health and safety; (28) reliability; (29) customer satisfaction; and (30) productivity. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to certain designated items or events. The maximum amount of a Performance-Based Award granted in respect of any given performance period that may be earned with respect to each fiscal year of the Company covered by the performance period by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 750,000 Shares and (y) with respect to Performance-Based Awards that are denominated in cash, $15,000,000. For the avoidance of doubt, to the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year of the Company, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Award may be earned.

(c)  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

10.	Adjustments upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareowners other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be

B-7

ANNEX B

granted during a fiscal year to any Participant, (iii) the maximum amount of a Performance Based Award that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise price of any Award and/or (v) any other affected terms of such Awards.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the shares subject to such Awards is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights), (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

11.	Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

12.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.	Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.

14.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

B-8

ANNEX B

15.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferable by a Participant to a Person other than such Participant’s immediate family (or a trust or estate planning vehicle for the benefit of the Participant’s immediate family) for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

16.	Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareowners of the Company (i) to increase the number of Shares reserved under the Plan, (ii) to modify the requirements for participation in the Plan or (iii) to the extent such shareowner approval is required by or desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, or (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws.

18.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareowners of the Company.

19.	Section 409A of the Code

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in

B-9

ANNEX B

Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 19.

20.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

B-10

DIRECTIONS TO PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

9:00 A.M. WEDNESDAY, MAY 17, 2017

THE KENTUCKY CENTER FOR THE PERFORMING ARTS

501 West Main Street, Louisville, Kentucky 40202

KENTUCKY CENTER PARKING GARAGE

121 North Sixth Street, Louisville, Kentucky 40202

Directions to Parking Garage

From I-64:	• Take the 3rd street exit, exit 5B. • Follow 3rd street to Main Street, turn right. • Go 3 blocks, turning right on 6th street. • Parking garage for the Kentucky Center is on your right.

From I-65 or I-71:

•    Take I-64 West.

•    Take the 3rd street exit, exit number 5B.

•    Follow 3rd street to Main Street, turn right.

•    Go 3 blocks, turning right on 6th street.

•    Parking garage for the Kentucky Center is on your right.

Your parking ticket will be validated when you check in at the meeting,

so please take your ticket with you into the meeting.

SHAREOWNER INQUIRIES:

Wells Fargo Bank, N.A.

Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2016 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1,

FOR Proposals 2, 4 and 5, and ONE YEAR for Proposal 3.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	06	William H. Spence	☐	☐	☐

02	John W. Conway	☐	☐	☐	07	Natica von Althann	☐	☐	☐

03	Steven G. Elliott	☐	☐	☐	08	Keith H. Williamson	☐	☐	☐
Please fold here – Do not separate
04	Raja Rajamannar	☐	☐	☐	09	Armando Zagalo de Lima	☐	☐	☐

05	Craig A. Rogerson	☐	☐	☐

2. Advisory vote to approve compensation of named executive officers			☐	For	☐	Against	☐	Abstain

3. Advisory vote on the frequency of future executive compensation votes	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

4. Approve Amended and Restated 2012 Stock Incentive Plan			☐	For	☐	Against	☐	Abstain

5. Ratification of the appointment of Independent Registered Public Accounting Firm			☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Proposal 6.
6. Shareowner Proposal — Publish assessment of impact on company’s portfolio, of public policies and technological advances seeking to limit global warming			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 17, 2017

9:00 A.M. EASTERN TIME

THE KENTUCKY CENTER FOR THE PERFORMING ARTS

BOMHARD THEATER

501 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

PPL Corporation Two North Ninth Street Allentown, PA 18101

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2017.

William H. Spence and Joanne H. Raphael, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 17, 2017, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1, “FOR” Proposals 2, 4 and 5, “ONE YEAR” for Proposal 3, and “AGAINST” Proposal 6.

By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Joanne H. Raphael, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/ppl Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 16, 2017.	1-866-883-3382 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 16, 2017.

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m. (CT) on May 16, 2017 in order for your vote to be counted.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS BALLOT CARD.

The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1,

FOR Proposals 2, 4 and 5, and ONE YEAR for Proposal 3.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	06	William H. Spence	☐	☐	☐

02	John W. Conway	☐	☐	☐	07	Natica von Althann	☐	☐	☐

03	Steven G. Elliott	☐	☐	☐	08	Keith H. Williamson	☐	☐	☐
Please fold here – Do not separate
04	Raja Rajamannar	☐	☐	☐	09	Armando Zagalo de Lima	☐	☐	☐

05	Craig A. Rogerson	☐	☐	☐

2. Advisory vote to approve compensation of named executive officers			☐	For	☐	Against	☐	Abstain

3. Advisory vote on the frequency of future executive compensation votes	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

4. Approve Amended and Restated 2012 Stock Incentive Plan			☐	For	☐	Against	☐	Abstain

5. Ratification of the appointment of Independent Registered Public Accounting Firm			☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Proposal 6.
6. Shareowner Proposal — Publish assessment of impact on company’s portfolio, of public policies and technological advances seeking to limit global warming			☐	For	☐	Against	☐	Abstain

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Ballot. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Ballot.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 17, 2017

9:00 A.M. EASTERN TIME

THE KENTUCKY CENTER FOR THE PERFORMING ARTS

BOMHARD THEATER

501 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

PPL Corporation Employee Stock Ownership Plan (ESOP)

Confidential Ballot

This is a ballot for voting your shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the Internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 17, 2017.

If you do not return your ballot card, or return it unsigned, or do not vote by telephone or Internet, the ESOP provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish your shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or Internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or Internet is extremely important.

This ballot, if sent by mail, must be received by 11:59 p.m. (CT) on May 14, 2017 in order for your vote to be counted. If you wish to vote by telephone or on the Internet, please follow the instructions below.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot card.

INTERNET	PHONE	MAIL
www.proxypush.com/pplesop Use the Internet to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 14, 2017.	1-866-883-3382 Use any touch-tone telephone to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 14, 2017.

Mark, sign and date your ballot card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed ballot card no later than 11:59 p.m. (CT) on May 14, 2017 in order for your vote to be counted.

If you vote your ballot by Internet or by Telephone, you do NOT need to mail back your Ballot Card.